UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant    ☑
Filed by a Party other than the Registrant    ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to § 240.14a-12
NewLink Genetics Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box)
☑    No fee required.
☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6.	Amount Previously Paid:

7.	Form, Schedule or Registration Statement No.:

8.	Filing Party:

9.	Date Filed:

NEWLINK GENETICS CORPORATION
2503 South Loop Drive
Ames, IA 50010

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 30, 2015
Dear Stockholder:
You are cordially invited to attend the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of NEWLINK GENETICS CORPORATION, a Delaware corporation (the “Company”). The Annual Meeting will be held on Thursday, April 30, 2015 at 9:00 a.m. local time at the offices of NewLink Genetics Corporation, 2503 South Loop Drive, Suite 5100, Ames, IA 50010 for the following purposes:

1.	To elect the nominees for director, Ernest J. Talarico, III and Lota S. Zoth, nominated by the Company's Board of Directors, to serve until the 2018 Annual Meeting of Stockholders.

2.	To approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed in this proxy statement.

3.	To ratify the selection by the Audit Committee of the Board of Directors of KPMG LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2015.

4.	To conduct any other business properly brought before the meeting.
These items of business are more fully described in the Proxy Statement.
The record date for the Annual Meeting is March 2, 2015. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.
Pursuant to the internet proxy rules promulgated by the Securities and Exchange Commission, NewLink Genetics Corporation has elected to provide access to its proxy materials for certain stockholders over the internet. Stockholders of record at the close of business on March 2, 2015 will receive a Notice of Internet Availability of Proxy Materials and may vote at the Annual Meeting and any adjournment or postponement thereof. NewLink Genetics Corporation expects to mail the Notice of Internet Availability of Proxy Materials on or about March 19, 2015.
By Order of the Board of Directors
/s/ John B. Henneman, III

John B. Henneman, III
Chief Financial Officer and Secretary

Ames, Iowa
March 19, 2015

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy mailed to you, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

NEWLINK GENETICS CORPORATION

NEWLINK GENETICS CORPORATION
2503 South Loop Drive
Ames, Iowa 50010

PROXY STATEMENT
FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS
April 30, 2015

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a notice regarding the availability of proxy materials on the internet?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (sometimes referred to as the "Board") of NewLink Genetics Corporation (sometimes referred to as the “Company”) is soliciting your proxy to vote at the 2015 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy are contained in the Notice.
We intend to mail the Notice to all stockholders of record entitled to vote at the Annual Meeting on or about March 19, 2015.
Will I receive any other proxy materials by mail?
We may send you a proxy card, along with a second Notice, on or after March 29, 2015.
How do I attend the Annual Meeting?
The Annual Meeting will be held on Thursday, April 30, 2015 at 9:00 a.m. local time at the principal executive offices of NewLink Genetics Corporation, 2503 South Loop Drive, Suite 5100, Ames, IA 50010. Directions to the meeting are posted on the internet at http://www.linkp.com/contact-newlink. Information on how to vote in person at the Annual Meeting is discussed below.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on March 2, 2015 will be entitled to vote at the Annual Meeting. On the foregoing record date, there were 28,428,069 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on March 2, 2015 your shares were registered directly in your name with our transfer agent, Computershare Shareowner Services LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote by proxy over the telephone or on the internet as instructed below, or to fill out and return a proxy card that you may request or that we may elect to deliver at a later time, to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on March 2, 2015 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.
What am I voting on?
There are three matters scheduled for a vote:

•	Election of two directors;

•	Advisory approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with SEC rules; and

•	Ratification of the selection, by the Audit Committee of the Board of Directors, of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

What if another matter is properly brought before the meeting?
We know of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.
The procedures for voting are fairly simple:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet, or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure that your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•
To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered to you and return it promptly in the envelope provided. If you return your signed proxy card to us before the meeting, we will vote your shares as you direct.

•
To vote over the telephone, dial toll-free 1-800-652-VOTE (8683) using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 1:00 a.m., Central Time, on April 30, 2015 to be counted.

•
To vote through the internet, go to http://www.envisionreports.com/NLNK to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your internet vote must be received by 1:00 a.m., Central Time, on April 30, 2015 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of March 2, 2015.
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote (1) by completing and returning your proxy card, (2) by telephone, (3) through the internet or (4) in person at the Annual Meeting, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (“NYSE”) deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of shareholders, such as mergers, shareholder proposals, elections of directors (even if not contested), executive compensation (including any advisory shareholder votes on executive compensation and on the frequency of shareholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposals 1 or 2 without your instructions, but may vote your shares on Proposal 3 even in the absence of your instruction.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of the nominees for director, “For” the advisory approval of executive compensation, and "For" ratification of the selection, by the Audit Committee of the Board of Directors, of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2015. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•	You may send a timely written notice that you are revoking your proxy to NewLink Genetic Corporation's Secretary at 2503 South Loop Drive, Suite 5100, Ames, IA 50010.

•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
When are stockholder proposals due for next year's annual meeting?
To be considered for inclusion in next year's proxy materials, your proposal must be submitted in writing and received by November 20, 2015, to Corporate Secretary, NewLink Genetic Corporation, 2503 South Loop Drive, Ames, Iowa 50010. If you wish to submit a director nomination or a proposal at next year's annual meeting that is not to be included in next year's proxy materials, you must do so by no later than the close of business on January 31, 2016, nor earlier than the close of business on January 1, 2016, and you must comply with the requirements of Section 5(b) in the our Bylaws, including submitting written notice to Corporate Secretary, NewLink Genetics Corporation, 2503 South Loop Drive, Ames, IA 50010.
How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes and, with respect to other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions will be counted toward the vote total for Proposal Nos. 2 and 3, and will have the same effect as “Against” votes, but broker non-votes will have no effect on whether these proposals are approved. Broker non-votes will not be counted toward the vote total and will have no effect for Proposal No.1.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”
How many votes are needed to approve each proposal?

•
For Proposal No. 1, the election of directors, the two nominees who receive the most “For” votes from the votes cast in person or by proxy at the Annual Meeting will be elected. Only votes “For” or “Withheld” will affect the outcome.

•
To be approved, Proposal No. 2, the advisory vote on compensation of our named executive officers, must receive “For” votes from a majority of the votes cast in person or by proxy at the Annual Meeting, although such vote will not be binding on us. If you “Abstain” from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect and will not be counted toward the vote total.

•
To be approved, Proposal No. 3, ratification of the selection of KPMG LLP as our independent registered public accounting firm for fiscal year ending December 31, 2015, must receive “For” votes from a majority of the votes cast in person or by proxy at the Annual Meeting. If you “Abstain” from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect and will not be counted toward the vote total.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 28,428,069 shares outstanding and entitled to vote. Thus, the holders of 14,214,035 shares must be present in person or represented by proxy at the meeting to have a quorum.
Your shares will be counted toward the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1
ELECTION OF DIRECTORS
NewLink Genetic Corporation's Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director's successor is duly elected and qualified.
The Board presently has six members. There are two directors in the class whose term of office expires in 2015, and both have been nominated for re-election. Ernest J. Talarico, III is currently a director of the Company and was previously elected by the stockholders. Lota S. Zoth is currently a director of the Company was previously elected by the remaining members of the Board of Directors in order to fill a vacancy on the Board. If elected at the Annual Meeting, each nominee would serve until the 2018 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified, or, if sooner, until the director's death, resignation or removal. It is the Company's policy to encourage directors and nominees for director to attend the Annual Meeting. All of the six directors continuing their service as members of the Board after the 2014 Annual Meeting of Stockholders attended the meeting.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The two nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by the Company. Each person nominated for election has agreed to serve if elected. The Company's management has no reason to believe that any nominee will be unable to serve.

Below is a brief biography of each nominee and each director whose term will continue after the Annual Meeting, including the ages of each nominee and director as of March 19, 2015.

Director Nominees
NOMINEE FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2018 ANNUAL MEETING

Name of Nominee	Age	Position Held with Company	Committees	Director Since

Ernest J. Talarico, III	44	Director	Compensation Committee Audit Committee	1999
Lota S. Zoth	55	Director	Compensation Committee Audit Committee	2012

___________________________________
Ernest J. Talarico, III, AIF, age 44, has served as a member of the Company's Board of Directors since 1999. Mr. Talarico has worked for Mesirow Financial Holdings, Inc., a diversified financial services firm headquartered in Chicago, Illinois since 1998, where he has been a Managing Director since June 2008. Prior to becoming Managing Director, Mr. Talarico served as Senior Vice President from 2005 to 2008, Vice President from 2003 to 2005 and Investment Executive from 1998 to 2003. Mr. Talarico specializes in financial planning and asset allocation, as well as other wealth accumulation and preservation strategies for individuals and businesses. Mr. Talarico sits on several boards and committees, including the Mutual Fund Committee at Mesirow Financial and the Select Advisory Board and Committee at Mesirow Financial. Mr. Talarico has also been the Chairman for the local chapter of the Cystic Fibrosis Foundation and the Founder and Chairman of the Talarico Ataxia Open. Mr. Talarico holds a bachelor's degree from the University of Iowa as well as licenses in equities and options.

The Nominating and Corporate Governance Committee believes that Mr. Talarico's experience with the Company, as a director since inception and as a member of both the Compensation Committee and the Audit Committee of the Board of Directors, brings continuity to the Board. In addition, the Nominating and Corporate Governance Committee believes that Mr. Talarico's extensive experience in the investment management business provides important experience in corporate finance and investor relations and provides the background necessary for him to serve as a member of the Compensation Committee and the Audit Committee.

___________________________________
Lota S. Zoth, CPA, age 55, has served as a member of the Company's Board of Directors and Chair of the Audit Committee since November 2012. Since 2008, Ms. Zoth has served on the Board of Directors of several biopharmaceutical organizations, including Hyperion Therapeutics, Inc., Orexigen Therapeutics, Inc., Aeras and Circassia Pharmaceuticals, PLC. She also served on the Board of Directors for Ikaria, Inc. from 2008 to 2014. Prior to her board service, Ms. Zoth served as Chief Financial Officer of MedImmune, Inc. from 2004 through 2007, and as its Corporate Controller from 2002 to 2004. Prior to that, Ms. Zoth was a financial executive at several companies, including, Sodexho Marriott Services, Inc., PSINet Inc., Marriott International, Inc. and PepsiCo, Inc. Ms. Zoth began her career as an auditor at Ernst & Young, LLP. Ms. Zoth received a BBA in accounting, summa cum laude, from Texas Tech University.

The Nominating and Corporate Governance Committee believes that Ms. Zoth's experience with the Company, as a director since 2012 and as the current chair of the Audit Committee of the Board of Directors and a member of the Compensation Committee of the Board of Directors, brings continuity to the Board. In addition, the Nominating and Corporate Governance Committee believes that Ms. Zoth's extensive financial background and experience provides important experience in corporate finance, corporate management, and investor relations and provides the background necessary for her to serve as a member of the Audit Committee and the Compensation Committee.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF THE NAMED NOMINEES.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2016 ANNUAL MEETING
___________________________________
Joseph Saluri, age 48, has served as a member of the Company's Board of Directors since May 2010. Mr. Saluri has served as Vice President and General Counsel for Stine Seed Company and its affiliates since July 1999. As part of his duties for Stine, Mr. Saluri works to establish collaborative licensing, research and marketing alliances with international biotechnology and agribusiness companies, in addition to managing the legal and intellectual property affairs for the Stine Companies. Previous to his employment with Stine, Mr. Saluri was an attorney and solicitor at law with Nicholas Critelli Associates, PC, in Des Moines and London. Mr. Saluri received a B.S./B.A. from Drake University and a J.D. from Drake University Law School.

The Nominating and Corporate Governance Committee believes that Mr. Saluri's experience with the Company, as a director since 2010 and as a member of the both the Compensation Committee and the Nominating and Corporate Governance Committee of the Board of Directors, brings continuity to the Board of Directors. In addition, the Nominating and Corporate Governance Committee believes that Mr. Saluri's extensive legal background and experience provides important experience in corporate management, finance and investor relations and provides the background necessary for him to serve as a member of the Compensation Committee and the Nominating and Corporate Governance Committee.

___________________________________

Paul R. Edick, age 59, has served as a member of the Company's Board of Directors since July 2011. From July 2010 until November 2014, Mr. Edick was the Chief Executive Officer of Durata Therapeutics, a start-up biopharmaceutical company. From 2008 to 2010, Mr. Edick was Chief Executive Officer of Ganic Pharmaceuticals, a specialty pharmaceutical company. From 2006 to 2008, Mr. Edick was Chief Executive Officer of MedPointe Healthcare Inc., a specialty pharmaceutical company until its acquisition. From 2002 to 2006, Mr. Edick was President of MedPointe Healthcare Inc. From 1994 to 2002, Mr. Edick worked in a series of positions at G. D. Searle and its acquirer, Pharmacia Corporation, where he led G. D. Searle's U.S. managed care organization from 1994 to 1995, its U.S. marketing organization from 1995 to 1996 and its Global Pain & Inflammation Business from 1996 to 1997. In 1998, Mr. Edick was named G. D. Searle's VP-Canada & Latin America. In 1999, Mr. Edick became President of Asia Pacific, Canada & Latin America. In 2000, upon Pharmacia's acquisition of G. D. Searle, Mr. Edick was named Group Vice President and President, Asia Pacific/Latin America at Pharmacia. From 2008 to 2011, Mr. Edick was a director and from 2009 to 2011 Chairman of the Board of Directors of Life Cycle Pharma, a public technology based biotechnology company located in Copenhagen, Denmark. In addition, Mr. Edick was a director of Amerita, Inc. from 2006 to 2012 and was a director of Informed Medical Communications from 2006 to 2011. Mr. Edick holds a B.A. in Psychology from Hamilton College in Clinton, NY.

The Nominating and Corporate Governance Committee believes that Mr. Edick's experience with the Company, as a director since 2011 and as a member of the both the Audit Committee and the Nominating and Corporate Governance Committee of the Board of Directors, brings continuity to the Board. In addition, the Nominating and Corporate Governance Committee believes that Mr. Edick's extensive experience in the pharmaceutical industry provides important experience in corporate matters and provides the background necessary for him to serve as a member of the Audit Committee and the Nominating and Corporate Governance Committee.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2017 ANNUAL MEETING
___________________________________
Charles J. Link, Jr., M.D., age 55, founded NewLink Genetics Corporation in 1999 and has served as Chairman of the Company's Board of Directors and its Chief Scientific Officer since inception in 1999. He served as President from 2001 to 2009 and has served as Chief Executive Officer since 2003. Dr. Link has also served as Chairman and Chief Executive Officer of BioProtection Systems Corporation from 2005 and was its Chief Scientific Officer from 2005 to 2009. From 1995 to 2013, Dr. Link was a practicing oncologist at the Medical Oncology and Hematology Associates of Iowa. From 1995 to 2003, Dr. Link served as the Director of the John Stoddard Cancer Research Institute, which he co-founded. Dr. Link served as a Medical Oncology Clinical Fellow at the National Cancer Institute, or NCI, National Institutes of Health, or NIH, from 1988 to 1991. Dr. Link attended the U.S. Air Force Academy from 1977 to 1980. Dr. Link holds a B.A. from Stanford University, an M.D. from Stanford University School of Medicine and is certified in Internal Medicine by the American Board of Internal Medicine and has previously been certified in Medical Oncology.

The Nominating and Corporate Governance Committee believes that Dr. Link's experience with the Company, as a founder and director since inception and as Chief Executive Officer since 2003, brings continuity to the Board. In addition, the Nominating and Corporate Governance Committee believes that Dr. Link's extensive medical and scientific background and experience provides important experience, expertise and leadership as the Company continues to grow.

___________________________________
Thomas A. Raffin, M.D., age 68, has served as a member of the Company's Board of Directors since 1999 and is currently the Board's Lead Independent Director. Dr. Raffin has spent 30 years on the faculty at Stanford University School of Medicine, where he is the Colleen and Robert Haas Professor Emeritus of Medicine and Biomedical Ethics.

Over the past two decades, Dr. Raffin has worked extensively in the healthcare and medical device business sectors and was an advisor to Cell Therapeutics Inc. (1993-1997), Broncus Technologies (1997-2004), iMedica (1998-2002), and Inhale Technologies (1998-2001). He co-founded Rigel Pharmaceuticals, a publicly traded company, in 1996. In 2001, he co-founded Telegraph Hill Partners, a San Francisco life sciences private equity firm as a General Partner. Dr. Raffin has been a director of the following Telegraph Hill Partners private portfolio companies: AngioScore, Confirma, Freedom Innovations, LDR, and PneumRx; and he has worked closely with Estech and Vidacare. Dr. Raffin received a B.A. from Stanford University and an M.D. from Stanford University School of Medicine and did his medical residency at the Peter Bent Brigham Hospital (now Brigham and Women's Hospital) in Boston, MA.

The Nominating and Corporate Governance Committee believes that Dr. Raffin's extensive medical and business background and experience provides important experience in business operations and medical technology and provides the background necessary for him to serve as a member of the Compensation Committee and the Nominating and Corporate Governance Committee.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the NASDAQ Stock Market (“NASDAQ”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Company's Board of Directors consults with the Company's counsel to ensure that the Board's determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following five directors who served on the Board in 2014 and continue to serve (including nominees for election at the Annual Meeting, Mr. Talarico and Ms. Zoth) are independent directors within the meaning of the applicable NASDAQ listing standards: Mr. Talarico, Ms. Zoth, Dr. Raffin, Mr. Saluri and Mr. Edick. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company.

Dr. Charles Link, Jr., the Company's Chief Executive Officer, Chief Scientific Officer and Chairman of the Board of Directors, is not an independent director by virtue of his employment with the Company. The Company's definition of “independence” for its directors can be located on the Company's website at www.linkp.com in the "Investors & Media - Corporate Governance - Corporate Governance Guidelines" section.

There are no family relationships between the Company's directors, nominees for director and executive officers.

BOARD LEADERSHIP STRUCTURE

The Company's Board of Directors is currently chaired by the Chief Executive Officer of the Company, Dr. Charles Link, Jr. The Board has appointed Dr. Raffin as Lead Independent Director.

The Company believes that combining the positions of Chief Executive Officer and Chairman of the Board ("Board Chair") helps to ensure that the Board and management act with a common purpose. In the Company's view, combining the positions of Chief Executive Officer and Board Chair is appropriate for a biopharmaceutical company focused on drug development in that it enhances the Board's focus on the Company's progress on scientific research, clinical trials and commercialization as inputs to developing and implementing strategy. The Company believes that combining the positions of Chief Executive Officer and Board Chair provides a single, clear chain of command to execute the Company's strategic initiatives and business plans related to drug development and commercialization. In addition, the Company believes that a combined Chief Executive Officer/Board Chair is well-positioned to act as a bridge between management and the Board, facilitating the regular flow of information. The Company also believes that it is advantageous to have a Board Chair with an extensive history with and knowledge of the Company (as is the case with the Company's Chief Executive Officer) as compared to a relatively less informed independent Board Chair at this stage in the Company's development.

The Board appointed Dr. Raffin as the Lead Independent Director to help reinforce the independence of the Board as a whole. The position of Lead Independent Director has been structured to serve as an effective balance to a combined Chief Executive Officer/Board Chair: the Lead Independent Director is empowered, among other duties and responsibilities, to develop, together with the Chief Executive Officer, the agenda for meetings of the Board of Directors, to develop, together with committee chairs, the agendas for meetings of committees, to preside over Board meetings in the absence of the officers and to oversee the Board's annual evaluation of the Chief Executive Officer's performance.

ROLE OF THE BOARD IN RISK OVERSIGHT

One of the Board's key functions is informed oversight of the Company's risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, while the Board is responsible for monitoring and assessing strategic risk exposure, the Audit Committee has the responsibility to consider and discuss the major financial risk exposures and the steps management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements with respect to SEC regulations and NASDAQ listing standards, in addition to oversight of the performance of the Company's accounting and financial reporting processes. The Nominating and Corporate Governance Committee monitors the effectiveness of the corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. The Compensation Committee assesses and monitors whether any compensation policies and programs have the potential to encourage excessive risk-taking. The entire Board and its committees address risk management issues from time-to-time and meet at least annually with the employees responsible for risk management in the committees' respective areas of oversight. Both the Board as a whole and the various standing committees receive periodic reports from the employees responsible for risk management, as well as incidental reports as matters may arise. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible.

MEETING ATTENDANCE

The Board of Directors met seven times during the last fiscal year. Each incumbent director attended 100% of the aggregate number of meetings of the Board and of the committees on which he or she served, that were held during the portion of the last fiscal year for which he or she was a director or committee member, with the exception that Mr. Talarico was absent from the compensation committee meeting that took place on March 6, 2014.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS
The Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for the 2014 fiscal year for each of the Board committees:

Name	Audit	Compensation	Nominating and Corporate Governance
Dr. Charles Link, Jr.
Dr. Thomas Raffin		X*	X*
Mr. Joseph Saluri		X	X
Mr. Ernest Talarico, III	X	X
Mr. Paul Edick	X		X
Ms. Lota Zoth	X*	X

Total meetings in fiscal year 2014	5	6	2
*Committee Chairperson

Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that, except as specifically described below, each current member of each committee meets the applicable NASDAQ rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.
Below is a description of each committee of the Board of Directors.

Audit Committee
The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to oversee the Company's corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Company's audit engagement team as required by law; confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review the Company's annual audited financial statements and quarterly financial statements with management and the independent auditor, including a review of the Company's disclosures under “Management's Discussion and Analysis of Financial Condition and Results of Operations.”

The Audit Committee is composed of three directors: Ms. Zoth, Mr. Edick and Mr. Talarico. The Board has adopted a written Audit Committee charter that is available to stockholders on the Company's website at www.linkp.com in the “Investors & Media - Corporate Governance” section.

The Board of Directors reviews the NASDAQ listing standards definition of independence for Audit Committee members on an annual basis and has determined that each current member of the Company's Audit Committee meets the independence requirement (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the NASDAQ listing standards).

The Board of Directors has also determined that Ms. Zoth qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Ms. Zoth's level of knowledge and experience based on a number of factors, including her formal education and her years of experience.

Report of the Audit Committee of the Board of Directors (1)

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2014 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committee, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants' communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm's independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

AUDIT COMMITTEE

Ms. Lota Zoth (Chair)
Mr. Ernest Talarico, III
Mr. Paul Edick

(1) The material in this report is not "soliciting material," is not deemed "filed" with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee
The Compensation Committee of the Board of Directors is composed of four directors: Dr. Raffin, Mr. Saluri, Mr. Talarico and Ms. Zoth. All current members of the Company's Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the NASDAQ listing standards). The Board has adopted a written Compensation Committee charter that is available to stockholders on the Company's website at www.linkp.com in the “Investors & Media - Corporate Governance” section.

The purpose of the Compensation Committee is to discharge the responsibilities of the Board of Directors to oversee the Company's compensation policies, plans and programs and to review and determine the compensation to be paid to the Company's directors, executive officers and other senior management. The scope of authority and specific responsibilities of the Compensation Committee include:

•	determining the compensation and other terms of employment of the Company's executive officers and reviewing and approving corporate performance goals and objectives relevant to such compensation;

•
evaluating and recommending to the Board of Directors the compensation plans and programs advisable for the Company, and evaluating and recommending the modification or termination of existing plans and programs;

•	reviewing and approving the terms of any employment agreements, severance arrangements, change-of-control protections and any other compensatory arrangements for the Company's executive officers; and

•	reviewing and recommending to the Board of Directors the type and amount of compensation to be paid or awarded to members of the Board.

Each year, the Compensation Committee reviews with management the Company's Compensation Discussion and Analysis and considers whether to recommend that it be included in proxy statements and other filings.

Compensation Committee Processes and Procedures

The Compensation Committee meets regularly in executive session. In carrying out its responsibilities, the Compensation Committee receives and evaluates the compensation recommendations made by the Company's Chief Executive Officer and other executive officers. None of the Company's executive officers participates in the discussions regarding his own compensation. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. Based on the evaluation of management's suggestions, the Compensation Committee then makes formal recommendations regarding executive compensation decisions to the full Board of Directors. In making these recommendations, the Compensation Committee does not delegate any of its functions to others. However, the Compensation Committee has authority, under its charter, to form and delegate authority to subcommittees as appropriate. From time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company, as well as authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to select, retain and terminate compensation consultants to assist in its evaluation of executive and director compensation, including the sole authority to approve the consultant's reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel, only after taking into consideration six factors, prescribed by the SEC and NASDAQ, that bear upon the adviser's independence; however, there is no requirement that any adviser be independent.

During 2014, after taking into consideration the six factors prescribed by the SEC and NASDAQ as referred to above, the Compensation Committee engaged Radford as its compensation consultant. Radford also served as a compensation consultant to the Compensation Committee in 2013, 2012 and 2011. The Compensation Committee

requested that Radford review the Compensation Committee's recommendations regarding executive compensation and the Company's overall equity practices relative to the market. As part of its engagement, Radford was requested by the Compensation Committee to develop a comparative group of “current peer” companies and to perform analyses of competitive performance and compensation levels for that group. The Compensation Committee also asked Radford to develop a group of “commercial stage” companies, reflective of the next stage of anticipated corporate development. Radford conducted calls with members of the Compensation Committee and developed recommendations that were presented to the Compensation Committee for its consideration. The Compensation Committee also sought the input of the Chief Executive Officer concerning the performance, experience and level of responsibility of other executive officers and the Compensation Committee provided that perspective to Radford to aid in placement of such executives in the appropriate percentiles within ranges developed by Radford based on the comparative group of “current peer group” companies selected by Radford. Following an active dialogue with Radford and resulting modifications, the Compensation Committee approved the modified recommendations of Radford. These modified recommendations are discussed in the Compensation Discussion and Analysis section of this proxy statement.

Before engaging Radford, the Compensation Committee took into consideration the following factors: (i) the provision of other services to our company by Radford; (ii) the amount of fees from our company paid to Radford as a percentage of the firm's total revenue; (iii) Radford's policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Radford or the individual compensation advisors employed by the firm with an executive officer of our company; (v) any business or personal relationship of the individual compensation advisors with any member of the Compensation Committee; and (vi) any stock of our company owned by the individual compensation advisors employed by the firm. Based on its review, the Compensation Committee has determined that the work of Radford has not raised any conflict of interest.

For more information about the Company's Compensation Committee and its compensation program, including the role of compensation consultants in recommending director and executive officer compensation in 2014, see the section of this proxy statement entitled “Compensation Discussion and Analysis.”

THE SPECIFIC DETERMINATIONS OF THE COMPENSATION COMMITTEE WITH RESPECT TO EXECUTIVE COMPENSATION FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014 ARE DESCRIBED IN GREATER DETAIL IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION OF THIS PROXY STATEMENT.

Compensation Committee Interlocks and Insider Participation

For the fiscal year ended December 31, 2014, members of the Compensation Committee consisted of Dr. Raffin, Mr. Talarico, Mr. Saluri and Ms. Zoth. None of the members of the Compensation Committee are currently, or have ever been at any time since the Company's formation, one of the Company's officers or employees. None of the Company's officers currently serve, nor have they served during the last completed fiscal year, as a member of the board of directors or compensation committee of any entity that has one or more officers serving as a member of the Board of Directors or Compensation Committee.

Compensation Committee Report (2)

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the CD&A be included in this proxy statement and incorporated into the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

COMPENSATION COMMITTEE

Dr. Raffin (Chair)
Mr. Saluri
Mr. Talarico
Ms. Zoth

(2) The material in this report is not "soliciting material," is not deemed "filed" with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for overseeing the Company's corporate governance functions on behalf of the Board, making recommendations to the Board regarding corporate governance issues, identifying, reviewing and evaluating candidates to serve as directors of the Company consistent with criteria approved by the Board, reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board and making other recommendations to the Board regarding affairs relating to the directors of the Company, including director compensation.

The Nominating and Corporate Governance Committee is composed of three directors: Dr. Raffin, Mr. Saluri and Mr. Edick. All current members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on the Company's website at www.linkp.com in the “Investors & Media - Corporate Governance” section.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also considers whether the candidate possesses the following factors among others: relevant expertise upon which to base advice and guidance to management, sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, the ability to exercise sound business judgment and the commitment to rigorously represent the long-term interests of the Company's stockholders. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate given the current needs of the Board and the Company to maintain a balance of knowledge, experience and capability. The Nominating and Corporate Governance Committee does not have a policy regarding how it considers diversity in selecting candidates.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors' overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any relationships and transactions that might impair the directors' independence. The Nominating and Corporate Governance Committee also takes into account the results of the Board’s self-evaluation, conducted annually on a group and individual basis. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates' qualifications and then selects a nominee for recommendation to the Board by majority vote. During 2011 and 2012, the Nominating and Corporate Governance Committee retained and paid a search firm to assist in the identification and evaluation of candidates for director.

In identifying potential candidates for Board membership, the Nominating and Corporate Governance Committee relies on suggestions and recommendations from the Board, stockholders, management and others. The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address:

NEWLINK GENETICS CORPORATION

Attn: Nominating and Corporate Governance Committee
2503 South Loop Drive
Ames, IA 50010

no later than the close of business on January 31, 2016 nor earlier than the close of business on January 1, 2016. The Company has not yet selected the date of the annual meeting of stockholders for next year, but is considering holding the meeting in May 2016. If the date of the 2016 annual meeting is advanced or delayed more than thirty (30) days before or after the anniversary of the date of this Annual Meeting, notice by the stockholder to be timely must be so received not earlier than the close of business on the one hundred twentieth (120th) day prior to such 2016 annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such 2016 annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Submissions must include the full name of the proposed nominee, a description of the proposed nominee's business experience for at least the previous five years, complete biographical information, a description of the proposed nominee's qualifications as a director, a representation that the nominating stockholder is a beneficial or record holder of the Company's stock and such other information as is required under Section 5(b) of the Company's Bylaws. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Company's Board of Directors has adopted a formal process by which stockholders may communicate with the Board or any of its directors. This information is available on the Company's website at www.linkp.com in the “Investors & Media - Corporate Governance - Contact the Board” section.

CODE OF ETHICS

The Company has adopted the NewLink Genetics Corporation Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on the Company's website at www.linkp.com in the “Investors & Media - Corporate Governance” section. The Company amended the code of ethics in November 2011 prior to the Initial Public Offering (IPO) and any future amendments or waivers to the Company's code of ethics will be promptly disclosed on its website and as required by applicable laws, rules and regulations of the SEC and NASDAQ.

CORPORATE GOVERNANCE GUIDELINES
The Board of Directors adopted Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate the Company's business operations as needed and to make decisions that are independent of the Company's management. The guidelines are also intended to align the interests of directors and management with those of the Company's stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning and board committees and compensation. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed at www.linkp.com in the “Investors & Media - Corporate Governance” section.

PROPOSAL 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION
At the 2012 Annual Meeting of Stockholders, the stockholders indicated their preference that the Company solicit a non-binding advisory vote on the compensation of the named executive officers, commonly referred to as a "say-on-pay vote," every year. The Board has adopted a policy that is consistent with that preference.
This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company's named executive officers and the philosophy, policies and practices described in this proxy statement. The compensation of the Company's named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, the Company believes that its compensation policies and decisions are consistent with the Company's strategic compensation and retention needs. Further, the Company’s compensation policies and decisions are designed to align its executive officers' compensation with the Company's business objectives and the interests of its stockholders, to incentivize and reward its executive officers for the Company's success and to promote teamwork within the Company’s executive management team. Compensation of the Company's named executive officers is designed to enable the Company to attract and retain talented and experienced executives to lead the Company successfully in a competitive environment.
Accordingly, the Board is asking the stockholders to indicate their support for the compensation of the Company's named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”
Because the vote is advisory, it is not binding on the Board or the Company. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.
Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting. Abstentions will be counted toward the tabulation of votes on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted toward a quorum, but are not counted for any purpose in determining whether this matter has been approved.
Unless the Board decides to modify its policy regarding the frequency of soliciting advisory votes on the compensation of the Company's named executives, the next scheduled say-on-pay vote will be at the 2016 Annual Meeting of Stockholders.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has selected KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015 and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG LLP has audited the Company's financial statements since its inception in 1999. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company's Bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of KPMG LLP. Abstentions will be counted toward the tabulation of votes on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

PRINCIPAL ACCOUNTANT FEES AND SERVICES
The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2014 and December 31, 2013, by KPMG LLP, the Company's principal accountant.

	Year Ended
	2014	2013
	(in thousands)
Audit Fees (1)	$537,300	$337,642
Audit-related Fees	—	—
Tax Fees (2) (3)	$140,772	$12,000
All Other Fees	—	—
Total Fees	$678,072	$349,642

(1) Represents fees for the audit of the Company's annual financial statements, review of the Company's quarterly financial statements and the issuance of consents and comfort letters.

(2) Consists of fees for tax services provided to the Company, including tax planning and compliance services and the review of certain tax returns.

(3) All Tax Fees described above were pre-approved by the Audit Committee.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit services, audit-related services and tax services rendered by the Company's independent registered public accounting firm. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee's approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services has been delegated to the Chairperson of the Audit Committee, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
In connection with the audit of the 2014 financial statements, the Audit Committee entered into an engagement agreement with KPMG LLP which sets forth the terms by which KPMG LLP was to perform audit services for the Company.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.

EXECUTIVE OFFICERS

Name	Age	Position
Executive Officers
Charles J. Link, Jr., M.D.	55	Chief Executive Officer, Chief Scientific Officer, Chairman of the Board of Directors
Nicholas N. Vahanian, M.D.	47	President, Chief Medical Officer
John B. Henneman, III	53	Chief Financial Officer and Secretary
W. Jay Ramsey, M.D., Ph.D.	57	Quality Assurance Officer
Brian Wiley	47	Vice President-Business Development
The Company's executive officers are appointed by and serve at the direction of the Board of Directors. There are no family relationships between the Company's directors, nominees for director and executive officers.
Charles J. Link, Jr., M.D., See Dr. Link's biography in Proposal Number 1 - Election of Directors.
Nicholas N. Vahanian, M.D., is one of the co-founders of NewLink Genetics Corporation, has been serving as President and Chief Medical Officer of the Company since 2009 and previously served as Chief Operations Officer. Dr. Vahanian has extensive experience in clinical trial design and drug development. Dr. Vahanian also was a co-founder of BioProtection Systems Corporation and served as its Chief Medical Officer. Dr. Vahanian has led the algenpantucel-L development program including the IMPRESS trial, the largest trial ever conducted in the United States studying adjuvant therapy for patients with resected pancreatic cancer. Dr. Vahanian began his research career at the National Cancer Institute (NCI) and subsequently worked at the National Center for Human Genome Research Institute, National Institute of Health. He attended St Bartholomew’s and Royal London Hospital Medical College and earned his Medical Degree and subsequently completed a Molecular Oncology Fellowship at the John Stoddard Cancer Research Institute. Dr. Vahanian holds a B.S. in Biology from Virginia Commonwealth University and an MBA from the University of Notre Dame.
John B. Henneman, III, joined NewLink Genetics Corporation in October 2014 as its Chief Financial Officer. Prior to joining the Company, Mr. Henneman served for sixteen years at Integra Life Sciences.  He joined Integra in 1998 as General Counsel and Chief Administrative Officer, was appointed Acting Chief Financial Officer in 2007, and assumed that role permanently in 2008. As Chief Financial Officer, he transformed the finance function to accommodate Integra's growth, recruited and developed key leaders in accounting, tax, financial planning and analysis and treasury, and raised almost $1 billion in new debt and equity capital. In April 2014, he was named as Corporate Vice President and Chief Administrative Officer, concurrently with the appointment of a new Chief Financial Officer. During his 16 years at Integra, in addition to his responsibilities as Chief Financial Officer, he led Integra’s business development function, playing a key role in more than 40 acquisitions and alliances, and was responsible at various times for the Company's regulatory affairs, quality systems, clinical affairs, human resources and management of Integra’s surgical instruments business. Mr. Henneman received his A.B. in Politics from Princeton University and a J.D. from the University of Michigan Law School.
W. Jay Ramsey, M.D., Ph.D., has served as the Company's Clinical and Regulatory Compliance Officer since 2006 and served as the Company's Senior Medical Scientist from 2000 to 2006. Prior to joining the Company, Dr. Ramsey served as Clinical Fellow of the Clinical Gene Therapy Branch, National Human Genome Research Institute, NIH from 1995 to 2000, and Clinical Fellow of the Metabolism Branch of the NCI from 1992 to 1995. Dr. Ramsey received his Ph.D. in Cell Biology from the Baylor College of Medicine in Houston and his M.D. from University of Texas Medical Branch at Galveston.

Brian Wiley joined the Company in January 2013 as its Vice President of Business Development and brings over 20 years of pharmaceutical commercialization and business development experience. Mr. Wiley is responsible for the business development, commercialization and corporate communications strategies for all of the Company's portfolio products. Prior to joining the Company, Mr. Wiley was the Principal and Founder of Boston BioConsulting, LLC, Senior Director of Oncology Marketing at Celgene Corporation & Gloucester Pharmaceuticals, and Associate Director of Oncology Marketing at Millennium Pharmaceuticals. Mr. Wiley also held multiple commercialization positions of increasing responsibility at Aventis/Sanofi Oncology from 1992-2004. He played key roles in both the sale of Gloucester Pharmaceuticals to Celgene in 2009 and the acquisition of Abraxis Health by Celgene in 2010. Mr. Wiley has significant prelaunch and post approval experience with oncology therapeutics for both solid tumors and hematologic malignancies in the areas of business development, commercial strategy, product launch, marketing, reimbursement, national accounts, sales and sales management. Mr. Wiley received his B.A. from The Pennsylvania State University.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of the Company's common stock as of March 9, 2015, except as set forth below, by: (i) each director and nominee for director; (ii) each of the named executive officers named in the Summary Compensation Table; (iii) all named executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

	Shares	Percentage

Names of Beneficial Owner	Total
Stine Seed Farm, Inc. (1)	7,077,245	24.9%
FMR, LLC (2)	2,363,346	8.3%
BlackRock Inc. (3)	1,575,833	5.5
First Eagle Investment Management, LLC (4)	1,406,386	4.9
Directors and Named Executive Officers
Charles J. Link, Jr., M.D. (5)	2,006,994	6.7%
Nicholas N. Vahanian, M.D. (6)	1,027,894	3.5%
Thomas A. Raffin, M.D. (7)	217,276	*
Gordon H. Link, Jr. (8)	207,697	*
Ernest Talarico, III (9)	161,011	*
Joseph Saluri (10)	75,388	*
William J. Ramsey (11)	65,058	*
Paul R. Edick (12)	50,582	*
Lota S. Zoth (13)	47,407	*
Brian Wiley (14)	28,130	*
John B. Henneman, III (15)	5,241	*
Total for Security Ownership Table	16,315,488	51.5%

All Named Officers & Directors as a Group (11 persons)(16)	3,892,678	12.3%

*Represents beneficial ownership of less than 1%.

(1)	Address: 22555 Laredo Trail, Adel, Iowa 50003, Attn: Jerald L. Reichling. Based solely upon a Schedule 13D filed with the SEC on February 14, 2013.
(2)
Address: 245 Summer Street, Boston, Massachusetts 02210. Based solely upon a Schedule 13G filed with the SEC on February 13, 2015 reflecting the beneficial ownership by FMR LLC as of December 31, 2014.

(3)
Address: 55 East 52nd Street, New York, New York 10055. Based solely upon a Schedule 13G filed with the SEC on February 3, 2015 reflecting the beneficial ownership by BlackRock Inc. as of December 31, 2014.

(4)
Address: 1345 Avenue of the Americas, New York, New York 10105. Based solely upon a Schedule 13G filed with the SEC on January 30, 2015 reflecting th beneficial ownership by First Eagle Investment Management, LLC as of December 31, 2015.

(5)	Includes 1,507,987 shares Dr. Charles Link has the right to acquire through the exercise of stock options within 60 days of March 9, 2015 and 10,139 shares held by his spouse.
(6)	Includes 1,025,305 shares Dr. Vahanian has the right to acquire through the exercise of stock options within 60 days of March 9, 2015.
(7)	Includes 154,617 shares Dr. Raffin has the right to acquire through the exercise of stock options and 2,944 restricted stock units that will vest within 60 days of March 9, 2015.
(8)	Includes 178,269 shares Mr. Gordon Link has the right to acquire through the exercise of stock options within 60 days of March 9, 2015.
(9)
Includes 128,973 shares Mr. Talarico has the right to acquire through the exercise of stock options and 2,944 restricted stock units that will vest within 60 days of March 9, 2015. Includes 977 shares of common stock held by Ernie Talarico Roth IRA, 1,737 shares of common stock held by Kelli Talarico Roth IRA, 1,564 shares of common stock held by son's trust and 1,564 shares of common stock held by daughter's trust.

(10)	Includes 61,302 shares Mr. Saluri has the right to acquire through the exercise of stock options and 2,944 restricted stock units that will vest within 60 days of March 9, 2015.
(11)	Includes 36,291 shares Dr. Ramsey has the right to acquire through the exercise of stock options within 60 days of March 9, 2015.
(12)	Includes 44,638 shares Mr. Edick has the right to acquire through the exercise of stock options and 2,944 restricted stock units that will vest within 60 days of March 9, 2015.
(13)	Includes 41,463 shares Ms. Zoth has the right to acquire through the exercise of stock options and 2,944 restricted stock units that will vest within 60 days of March 9, 2015.
(14)	Includes 24,950 shares Mr. Wiley has the right to acquire through the exercise of stock options within 60 days of March 9, 2015.
(15)	Includes 541 shares Mr. Henneman has the right to acquire through the exercise of stock options within 60 days of March 9, 2015.
(16)	Includes 3,204,336 shares issuable upon exercise of stock options exercisable and 14,720 restricted stock units that will vest within 60 days of March 9, 2014. See notes (5) through (14) above.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Directors, executive officers and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.
To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2014, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.
EXECUTIVE COMPENSATION
The following discussion and analysis of compensation arrangements of our named executive officers should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.

Compensation Discussion and Analysis
Our executive compensation program is designed to help us attract talented individuals to lead and manage our business, to reward those individuals fairly over time and to retain those individuals who continue to meet our high expectations. The goals of our executive compensation program are to align our executive officers' compensation with our business objectives and the interests of our stockholders, to incentivize and reward our executive officers for our success and to promote teamwork within our executive management team. To achieve these goals, we have established executive compensation and benefit packages that are based on a mix of base salary, cash incentive payments, equity-based awards and severance and change in control benefits. Our executive compensation program is also intended to make us competitive in the biopharmaceutical industry, where there is significant competition for talented employees, and to be fair relative to other professionals within our organization.
Compensation Objectives
Our compensation program is designed to enable us to attract and retain executives with the skills and experience necessary to execute our business plan, to provide short-term incentives to accomplish specific annual goals defined by the Board of Directors, and to provide long-term incentives to build stockholder value.
Role of Our Chief Executive Officer in Setting Executive Compensation
We initially establish executive officers' compensation arrangements when negotiating the terms of employment when they join us. We generally include these initial compensation terms in an offer letter with the executive. Each year we review executive compensation and the mix of elements used to compensate our executive officers. In connection with each annual review cycle, Dr. Charles Link, our Chief Executive Officer, meets with those officers who report directly to him to discuss our accomplishments during the year and the individual's performance and contributions over the prior year. Based on these discussions, Dr. Link then develops a set of compensation recommendations for submission to the Compensation Committee. The Compensation Committee uses these recommendations, its own judgment and experience, and the resources and tools described below to determine the appropriate mix of compensation for each of our executive officers. Dr. Link does not participate in the determination of his own compensation.
Role of the Board of Directors and Compensation Committee in Setting Executive Compensation
The Board of Directors has established a Compensation Committee for the purpose of reviewing and determining the compensation to be paid to the Company's executive officers and directors, and making recommendations to the full Board regarding such compensation decisions. The Compensation Committee currently consists of Dr. Raffin, Mr. Saluri, Mr. Talarico and Ms. Zoth. In carrying out its responsibilities, the Compensation Committee receives and evaluates the compensation recommendations made by our Chief Executive Officer. None of our executive officers participates in the discussions regarding his own compensation. Based on the evaluation of management's suggestions, the Compensation Committee then makes formal recommendations regarding executive compensation decisions to the full Board. In making these recommendations, the Compensation Committee does not delegate any of its functions to others.
In 2014, the Compensation Committee retained Radford to advise on various aspects of executive compensation, and our overall equity practices, relative to the market. The analysis was based against the companies listed below as "2014 Peer Group" companies, as recommended by Radford and approved by the Compensation Committee, which were considered to be similar to us with respect to developmental stage and financial metrics, such as market capitalization. The 2014 Peer Group was used to benchmark various elements of our 2015 executive compensation program.

2014 Peer Group
ACADIA Pharmaceuticals
Aegerion Pharmaceuticals
Anacor Pharmaceuticals
ARIAD Pharmaceuticals
Array BioPharma
bluebird bio
Celldex Therapeutics
Chimerix
Clovis Oncology
Halozyme Therapeutics
ImmunoGen
Infinity Pharmaceuticals
Intercept Pharmaceuticals
Keryx BioPharmaceuticals
MacroGenics
MannKind
Merrimack Pharmaceuticals
Neurocrine Biosciences
Novavax
OncoMed Pharmaceuticals
Portola Pharmaceuticals
Receptos
Relypsa
Sangamo BioSciences
Sarepta Therapeutics
Synageva BioPharma
TESARO
XOMA

Because the compensation of our named executive officers, as described in our proxy statement to the 2014 Annual Meeting of Stockholders, was approved by the holders of over 97% of the shares represented in person or by proxy and entitled to vote, the Compensation Committee has not made changes based on the advisory vote. The Board evaluates the recommendations from the Compensation Committee and makes final decisions regarding executive compensation.
The Compensation Committee consists solely of directors who are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, and “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.
Basis for Historical and Future Compensation Policies and Decisions
We use a mix of short-term compensation, consisting of base salaries and cash incentive bonuses, and long-term compensation, consisting of equity incentive compensation, to provide a total compensation structure that is designed to achieve our corporate objectives.
In arriving at the amount and types of initial compensation for each of our named executive officers, we consider the following factors:

•	the individual's particular background and circumstances, including prior relevant work experience and compensation paid prior to joining us;

•	the individual's role with us and the compensation paid to persons holding similar roles in the similarly situated companies represented in the compensation data that we review;

•	the demand for people with the individual's specific expertise and experience;

•	performance goals and other expectations for the individual's position;

•	comparison to our other executives having similar levels of expertise and experience; and

•	recommendations from our compensation consultants.
We annually re-assess the compensation of our named executive officers and determine whether any adjustments should be made. In determining whether to adjust the compensation of any of our named executive officers, we generally take into account the following factors:

•	our understanding of compensation generally paid by similarly situated companies to their executives with similar roles and responsibilities;

•	formal market data regarding base salary, cash incentives and equity compensation from surveys of biopharmaceutical and biotechnology companies conducted by our compensation consultants;

•	the roles and responsibilities of our executives, including any increases or decreases in responsibilities; and

•	the contributions to our success and the performance of each named executive officer.
Elements of our Executive Compensation Program
General. Our executive compensation program consists of four principal components: base salary, performance-based cash bonus payments, long-term incentive compensation in the form of equity-based awards and severance and change-in-control benefits. Each component of our executive compensation program is designed to address specific compensation objectives. The Compensation Committee has not established any formal policies or guidelines for allocating compensation between the components, although it seeks to maintain an appropriate balance between fixed compensation, in the form of base salary, and performance-based compensation, in the form of cash bonuses and long-term incentive compensation. As a general matter, our executive officers are also eligible to participate, on the same basis as other employees, in our 401(k) plan and our other benefit programs generally available to all employees. With limited exceptions relating to the relocation of executive officers, we do not provide perquisites or benefits for our named executive officers on a basis that is different from other eligible employees.
We view each of the elements of our compensation program as related but distinct. Our decisions about each individual element generally do not affect the decisions we make about other elements. For example, we do not believe that significant compensation derived from one element of compensation, such as equity appreciation, should adversely affect compensation from other elements, such as salary or bonus. However, we do consider total compensation in relation to the applicable Peer Group. Also, we do not consider our named executive officer's overall equity ownership in determining the appropriate level of compensation of our executive officers.
Base Salary. Base salary is the primary fixed component of our executive compensation program. We use base salary to compensate executives for services rendered during the calendar year, and to ensure that we remain competitive in attracting and retaining executive talent.
Upon joining us, each of our executive officers received an offer letter that provided for an initial base salary. These initial salaries are the product of negotiation with the executive, but we generally seek to establish salaries that we believe are commensurate with the salaries paid to industry peers with comparable qualifications, experience, responsibilities and performance at similar companies. The Compensation Committee has also relied on its members' collective experience in the marketplace for determining what they believe to be the market rate of salaries for executives of comparable companies.
Shortly before the end of each calendar year, we review our performance and the individual performance of our executive officers to, among other things, determine whether adjustments in base salary are necessary or appropriate. In establishing the 2014 base salaries of our executive officers, the Compensation Committee and Board took into account a number of factors, including the executive's seniority, position, functional role, level of responsibility and individual performance during the previous year. The Compensation Committee and Board then reviewed these factors with reference to the compensation reports and recommendations from Radford to establish compensation for each executive that was in line with similarly positioned executives at comparable companies.
For 2014, the Compensation Committee recommended and the Board approved, increases in cash compensation for Dr. Charles Link, Dr. Vahanian, Mr. Gordon Link, Dr. Ramsey and Mr. Wiley of 6%, 8%, 3% 10% and 5%, respectively. These increases were based upon the 2013 Radford report for similar companies and took into account input from the Chief Executive Officer and Compensation Committee regarding the performance of each individual.
For 2015, the Compensation Committee recommended and the Board approved, increases in cash compensation for Dr. Charles Link, Dr. Vahanian, Mr. Henneman, Dr. Ramsey and Mr. Wiley of 12%, 17%, 1%, 11% and 22%, respectively. These increases were based upon the 2014 Radford report for similar companies and took into account input from the Chief Executive Officer and Compensation Committee regarding the performance of each individual. The increases reflect the growth of the Company over the course of 2014 and attendant increases in executives’ responsibilities, the increase in the Company’s market capitalization over 2014 and resultant changes in the composition of the 2014 Peer Group versus the previous year, and changes in the target percentile level of the 2014 Peer Group. In Mr. Henneman's case, his salary was increased only slightly because he had joined us in October 2014.
We will continue to review base salaries of our executive officers on an annual basis and make adjustments to reflect individual performance-based factors, as well as our financial status. Historically, we have not applied, nor do we intend to apply, specific formulas to determine base salary increases.
Performance-Based Cash Bonuses. Our performance-based cash bonus program is designed to promote our interests and the interests of our stockholders by providing executive officers with the opportunity to earn annual cash bonuses based upon the achievement of pre-specified corporate and individual performance objectives, and to assist us in attracting and retaining executive talent.

Our annual cash bonus amounts are recommended by the Compensation Committee and approved by the Board, and these bonuses are ordinarily paid in a single installment in the first quarter of each year for performance in the prior year. Each executive officer is eligible for a discretionary annual cash incentive payment up to a specified percentage of the executive officer's salary. The Board sets these target percentages at levels that, upon achievement of the target percentage, are likely to result in cash bonus payments that the Board believes to be approximately the level paid to high-performing executives of comparable companies in the biopharmaceutical industry.
At the end of each year, our Chief Executive Officer develops bonus recommendations for each of our executive officers, based on our corporate accomplishments and the individual's performance and contributions to those accomplishments during the year. These recommendations are subjective determinations which may vary, from time to time, depending on our overall strategic objectives and the job responsibilities of each executive officer, but relate generally to factors such as development and progression of our existing product candidates, achievement of clinical and regulatory milestones, operational goals such as the expansion of our manufacturing capabilities, and financial factors such as raising and maintaining capital. However, these recommendations may be more or less than the established target percentages for the executive officers, depending on individual and corporate performance, as well as our financial position. The Compensation Committee assesses the bonuses recommended by management and makes its bonus recommendations to the full Board. Based on its consideration of the recommendations of the Compensation Committee, the full Board then makes a final decision regarding cash bonus payments, if any, for the year. Whether or not a cash bonus is paid for any year is solely within the discretion of the Board.
For 2014, based upon recommendations of the Compensation Committee and the Radford Report, the Board established target bonus amounts for Dr. Charles Link, Dr. Vahanian, Mr. Gordon Link, Dr. Ramsey and Mr. Wiley equal to 60%, 50%, 35%, 35% and 30% of their respective base salaries. The target bonus amounts were intended to result in total cash compensation 5% and 4% above the 75th percentile for Drs. Link and Vahanian, respectively, and between the 25th and 50th percentile for Mr. Link, Dr. Ramsey and Mr. Wiley, as compared to similarly positioned executives at comparable biotechnology companies. Each named executive officer's target bonus opportunity will be determined by multiplying the executive's target bonus times the percentage of corporate goals achieved and the percentage of that executive's individual goals achieved, each on a weighted basis. The 2014 corporate goals included:
•Securing new financing;
•Meeting specific enrollment targets in the Phase 3 HyperAcute Pancreas Phase 3 PILLAR trial;
•Meeting specific enrollment targets in the Indoximod/NLG919 Phase 1 and Phase 2 clinical trials;and
•Establishing a functioning expansion site in Austin, Texas.
Each of these corporate goals was assigned a weight of 25%. Dr. Link’s individual goals for 2014 were the same as the corporate goals. Dr. Vahanian’s individual goals for 2014 included the corporate goals related to enrollment in the HyperAcute Pancreas Phase 3 PILLAR trial, the Indoximod/NLG919 clinical trials and the corporate expansion site in Texas, and separate individual goals related to manufacturing of product candidates for clinical trials and completing a contract manufacturing arrangement. Each of these was assigned a weight of 20%. Mr. Link’s goals and their weights included the corporate goals of securing new financing (30%), and separate individual goals of identifying an operating location for ex-U.S. business headquarters (30%), timely completion of SEC filings (20%), securing new analyst coverage (10%) and process planning for pre-commercial activity (10%). Dr. Ramsey’s individual goals, and their respective weights, include preparation of BLA modules (25%), completion of a BLA meeting with the FDA (20%), submission of validation information to the FDA (10%), filing and maintenance of INDs (20%), compliance (15%) and clinical monitoring (10%). Mr. Wiley’s individual goals, and their respective weights, include a partnering transaction (40%), engagement of potential partners for a collaboration (20%), and specific commercialization activities (40%). The Board reserved the ability to award above-target bonuses to recognize over-achievement of corporate and/or individual goals.
The Board determined that each of the 2014 corporate goals had been met or exceeded. The Compensation Committee determined that Dr. Link and Dr. Vahanian had both met their individual 2014 performance goals. The

Compensation Committee determined that Dr. Ramsey and Mr. Wiley did not fully satisfy their individual performance goals with respect to the completion of certain validation and regulatory activities and commercialization activities, respectively. The Board, upon the Compensation Committee's recommendation, determined not to reduce the bonuses of either officer based on other accomplishments. Under our 2014 bonus plan, the Board reserved the ability to grant bonuses in excess of the executives’ target bonus percentages for extraordinary performance. The Board, based upon the recommendation of the Compensation Committee, awarded bonuses of 150% of the target bonus amounts to all named executive officers (other than Mr. Link, who was no longer serving as of the end of 2014). The Board considered the following extraordinary accomplishments in 2014: The completion of a collaboration agreement with Genentech for NLG 919 and other IDO pathway inhibitors which resulted in an upfront payment of $150 million, potential future milestone payments which could aggregate in excess of $1 billion, and double digit royalties; and the completion of a collaboration agreement with Merck for the Ebola vaccine which resulted in an upfront payment of $30 million, potential future milestone payments of up to $20 million, and royalties. In recognition of the fact that these collaborations were the result of a team effort, the Board determined that all named executives officers serving as of the end of 2014 would receive a bonus equal to 1.5 times the maximum target bonus. Taking all corporate and personal achievements into consideration, the Compensation Committee, in its discretion, made bonus recommendations for each executive officer and the Board adopted those bonus recommendations in December 2014. The bonuses paid to Dr. Link, Dr. Vahanian, Dr. Ramsey and Mr. Wiley were equal to 90%, 75%, 52.5% and 45% of their 2014 base salaries, respectively. Mr. Henneman began employment on October 1, 2014 and did not participate in the 2014 bonus plan.

Named Executive Officer	2014 Earned Bonus Payout
Dr. Charles J. Link, Jr.	$515,880
Dr. Nicholas N. Vahanian	$340,200
Gordon H. Link, Jr. (1)	$77,490
Dr. W. Jay Ramsey	$163,905
Brian Wiley	$118,125
(1) Mr. Gordon Link terminated employment 9/30/2014 and the bonus payout was a condition of his separation agreement.

For 2015, based upon recommendations of the Compensation Committee and the Radford Report, the Board established target bonus amounts for Dr. Charles Link, Dr. Vahanian, Mr. Henneman, Dr. Ramsey and Mr. Wiley equal to 60%, 50%, 40%, 35% and 30% of their respective base salaries. The target bonus amounts were intended to result in total cash compensation 9% and 12% above the 75th percentile for Drs. Link and Vahanian, respectively, and between the 50th and 75th percentiles for Mr. Henneman and Mr. Wiley, and at the 90th percentile for Dr. Ramsey, as compared to similarly positioned executives at comparable biotechnology companies in the 2014 Peer Group. The target percentile levels for executives reflect the scope of their respective responsibilities and their history of contributions to the Company. Dr. Link serves both as Chief Executive Officer and as Chief Scientific Officer and Dr. Vahanian serves both as President and Chief Medical Officer. Each named executive officer's target bonus opportunity will be determined by multiplying the executive's target bonus times the percentage of corporate goals achieved and the percentage of that executive's individual goals achieved, each on a weighted basis. The 2015 corporate goals included the following, each of which was assigned a weight of 20%.

•	Completion of data compilation, verification, and statistical analysis of the IMPRESS trial;

•	Preparation for commercial side drug supply for algenpantucel-L;

•	Commercial launch planning and preparation for algenpantucel-L;

•	Performance of the Company’s obligations under its collaboration agreement with Genentech; and

•	Expansion of the Company's strategic business development capacity.

Dr. Link’s individual goals for 2015, and their respective weights, included the corporate goals with respect to the IMPRESS trial (25%), commercial manufacturing (25%), the Genentech collaboration (20%), commercial launch planning (20%) and business development (10%). Dr. Vahanian’s individual goals for 2015, and their respective weights included the corporate goals related to the IMPRESS trial (25%), commercial manufacturing (25%), the Genentech collaboration (20%) and separate individual goals related to clinical trials (20%) and the Merck collaboration (10%). Mr. Henneman's individual goals for 2015, each with a weight of 20%, included goals related to planning and budgeting, commercialization of algenpantucel-L, finance, investor relations and development of a finance organization capable of supporting commercial operations. Dr. Ramsey’s individual goals, and their respective weights, include completion of a BLA meeting with the FDA (35%), filing and maintenance of INDs (25%), compliance (30%) and transfer of INDs to Genentech (10%). Mr. Wiley’s individual goals, and their respective weights, include business development objectives (35%), management of Genentech and Merck alliances (20%), and commercialization planning and preparations (45%). The Board reserved the ability to award above-target bonuses to recognize over-achievement of corporate and/or individual goals.
We have no policy regarding whether we will seek to recover or adjust cash bonus payments paid to our executive officers if the performance objectives that led to the determination of such payments are restated or found not to have been met to the extent that we originally believed.
Equity Compensation. Equity incentives represent the largest at-risk component of our executive compensation program. Our equity incentives are designed to align the interests of our executive officers with those of our stockholders by creating an incentive for our executive officers to maximize stockholder value and to remain employed with us despite a competitive labor market through the grant of time-vested stock options.
Initial option grants to our executive officers are generally set forth in an offer letter. These initial option grants are the product of negotiation with the executive, but we generally seek to establish equity ownership levels that we believe are commensurate with the equity stakes of executive officers with comparable qualifications, experience, responsibilities and performance at industry peers. In addition, as part of our annual compensation review process, we provide subsequent option grants to those executive officers determined to be performing well.
On January 2, 2014, we granted stock options and restricted stock units ("RSUs") for our executive officers based on the recommendations set forth in the 2014 Radford report, which recommended that we use a combination of stock options and restricted stock units. The option grants were approved by the Board in the amounts of: 108,750 for Dr. Charles Link, 71,250 for Dr. Vahanian, 27,000 for Mr. Gordon Link, 32,250 for Dr. Ramsey and 27,000 for Mr. Wiley. Each of the aforementioned option grants vests monthly over 4 years. These option grants were priced at $21.38 per share, which was equal to the closing price of our stock on the day of grant. These options will expire on January 1, 2024. On January 2, 2014, we also granted RSUs to each of our executive officers based on the recommendations set forth in the Radford report. Dr. Charles Link, Dr. Vahanian, Mr. Gordon Link, Dr. Ramsey and Mr. Wiley were granted RSUs of 23,000, 15,000, 5,700, 6,800 and 5,700, respectively. Each RSU award will vest annually over 4 years with the first vesting date occurring on the 1 year anniversary of grant. In addition, as a special bonus for 2013 performance, Dr. Charles Link and Dr. Vahanian were granted immediately vested RSU awards of 12,500 RSUs and 9,500 RSUs, respectively. All of these grants were recommended to the Board by the Compensation Committee, which considered the recommendations presented by our independent compensation consultant in the 2014 Radford report. The recommendations under the Radford report resulted in annual equity compensation for Dr. Link and Dr. Vahanian above the 75th percentile of similarly situated executives in comparable companies. In making the foregoing recommendations to the Board, the Compensation Committee noted that the price per share of our common stock had appreciated considerably over the time that the Compensation Committee had been considering the equity awards for 2014. The Compensation Committee determined that it would not be appropriate to make significant adjustments to awards based on recent appreciation of the share price, which appreciation had the effect of increasing the Black-Sholes value associated with the awards.
On January 2, 2015, we granted stock options and RSUs for our executive officers based on the recommendations set forth in the 2014 Radford report, which recommended that we use a combination of stock options and restricted stock units. The option grants were approved by the Board in the amounts of: 143,000 for Dr. Charles Link, 81,000 for Dr. Vahanian, 6,500 for Mr. Henneman, 24,000 for Dr. Ramsey and 23,400 for Mr. Wiley. Each of the aforementioned option grants vests monthly over 4 years. These option grants were priced at $43.65 per share, which was equal to the closing price of our stock on the day of grant. These options will expire on January 1, 2025. On January 2, 2015, we also granted RSUs to our executive officers based on the recommendations set forth in the Radford report. Dr. Charles Link, Dr. Vahanian, Mr. Henneman, Dr. Ramsey and

Mr. Wiley were granted RSUs of 45,000, 25,000, 2,000, 7,800 and 7,400 shares respectively. Each RSU award will vest annually over 4 years with the first vesting date occurring on the one year anniversary of grant. All of these grants were recommended to the Board by the Compensation Committee, which considered the recommendations presented by our independent compensation consultant in the 2014 Radford report. In determining officers’ 2015 equity awards, the Committee targeted a percentage of the Company’s outstanding shares based on a particular percentile in the 2014 Peer Group. For Drs. Link and Vahanian, the Committee targeted an equity award at the 90th percentile of the 2014 Peer Group. The Committee also considered the resulting equity award value of Drs. Link and Vahanian and adjusted target equity awards downward to the extent necessary to maintain equity award value at the targeted percentile level. For the other executives, the Committee targeted equity awards between the 50th and 90th percentile of the 2014 Peer Group taking into account both equity award value and the percentage ownership represented by the award. The target percentile for each officer reflected the Committee's assessment of the scope of the officer's current and anticipated responsibilities and his history of contributions to the Company. The Board based its determinations regarding equity awards on a thirty day average of the Company’s closing stock price immediately prior to the meeting at which the Board decided the amount of individual officers’ equity awards. The stock price on January 2, 2015, the date the awards were granted, exceeded the thirty day average upon which the equity awards had been calculated, which in some cases, resulted in total compensation in excess of targeted percentile levels.
Severance and Change of Control Benefits. We enter into employment agreements with our executives in select cases, generally when it is necessary to secure the services of a newly hired executive. We entered into employment agreements with each of Dr. Charles Link, Dr. Vahanian, Mr. Gordon Link, Dr. Ramsey and Mr. Wiley, as well as certain other officers, and we have a letter agreement with Mr. Henneman. These agreements provide for severance compensation to be paid if the officers are terminated under certain conditions, such as in connection with a change-in-control of us or a termination without cause by us, each as defined in the agreements. The severance compensation payable under the employment agreements are described in more detail beginning on page 46 of this proxy statement under the heading “Potential Payments Upon Termination or Change in Control.”
In our experience, post-termination protection for executive officers is common among our peer group, and the Compensation Committee believes that providing this protection is essential to our ability to attract and retain talented executives capable of providing the leadership, vision and execution necessary to achieve our business objectives. In addition, the employment agreements and the related post-termination compensation provisions are designed to meet the following objectives:

●
Change in control: As part of our normal course of business, we engage in discussions with other pharmaceutical companies about possible collaborations, licensing and/or other ways in which the companies may work together to further our respective long-term objectives. In addition, many larger established pharmaceutical companies consider companies at similar stages of development to ours as potential acquisition targets. In certain scenarios, the potential for a merger or being acquired may be in the best interests of our stockholders. We provide post-termination compensation if an officer is terminated as a result of a change-in-control transaction to promote the ability of our officers to act in the best interests of our stockholders even though they could be terminated as a result of the transaction.

●
Termination Without Cause: In certain instances, if we terminate the employment of an officer “without cause” or the officer resigns for “good reason,” each as defined in the applicable agreement, we are obligated to pay the officers certain severance benefits under their employment agreements. We believe this is appropriate because the terminated officer is bound by confidentiality and non-competition provisions covering one year after termination and because we and the officer have mutually agreed-to a severance package that is in place prior to any termination event. This provides us with more flexibility to make a change in senior management if such a change is in our and our stockholders' best interest.

401(k) Plan. Our employees, including our executive officers, are eligible to participate in our 401(k) plan. Our 401(k) plan is intended to qualify as a tax qualified plan under Section 401 of the Code. Our 401(k) plan provides that each participant may contribute a portion of his or her pretax compensation, up to a statutory limit, which for most employees was $17,000 in 2012 and $17,500 in 2013 and 2014 with a larger “catch up” limit for older employees. Employee contributions are held and invested by the plan's trustee. We provide a contribution of 3% of each participant's salary (the "Safe Harbor Contribution"), with a possibility of additional discretionary contributions (the "Discretionary Contributions"). In January 2015, the Board approved Discretionary Contributions in amounts that, when added to Safe Harbor Contributions, amounted to 4.5% of total potential 2014 cash compensation for each member of the senior management team and 5% of total 2014 compensation for all other eligible employees.
Other Benefits and Perquisites. We pay a portion of the premiums for medical insurance, dental insurance, life insurance and accidental death and dismemberment insurance benefits to all full-time employees, including our executive officers. These benefits are available to all employees, subject to applicable laws. Our executive officers did not receive perquisites valued in aggregate at more than $10,000 per year in 2012, 2013, or 2014 per person.
The Compensation Committee will evaluate perquisites annually as an element of overall compensation. From time to time, we have provided relocation expenses in connection with the relocation of executive officers to the geographic area of our corporate headquarters in Ames, Iowa. In connection with the establishment of a corporate office in Austin, Texas, we have also agreed to reimburse the cost of apartment leases in Austin, Texas, for Dr. Link and Dr. Vahanian through 2015. We intend to continue to provide relocation expenses in the future, as necessary, to obtain the services of qualified individuals.
Other Compensation. We intend to continue to maintain the current benefits for our executive officers, which are also available to all of our other employees; however, the Compensation Committee, in its discretion, may in the future revise, amend or add to the benefits of any executive officer if it deems it advisable.
Federal Tax Considerations Under Sections 162(m) and 409A
Section 162(m) of the Code limits our deduction for federal income tax purposes to not more than $1 million of compensation paid to specified executive officers in a calendar year. Compensation above $1 million may be deducted if it is performance-based compensation within the meaning of Section 162(m). The Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to our executive officers will be designed to qualify as performance-based compensation. To maintain flexibility in compensating our executive officers in a manner designed to promote our objectives, the Compensation Committee has not adopted a policy that requires all compensation to be deductible. However, the committee intends to evaluate the effects of the compensation limits of Section 162(m) on any compensation it proposes to grant, and the Compensation Committee intends to provide future compensation in a manner consistent with our best interests and those of our stockholders.
Section 409A of the Code addresses the tax treatment of nonqualified deferred compensation benefits and provides for significant taxes and penalties in the case of payment of nonqualified deferred compensation. We currently intend to structure our executive compensation programs to avoid triggering these taxes and penalties under Section 409A.
Accounting Considerations
Under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) topic 718, we are required to estimate and record an expense for each award of equity compensation, including stock options, over the vesting period of the award. The Board has determined to retain for the foreseeable future our stock option program as the sole component of its long-term compensation program, and, therefore, to record this expense on an ongoing basis according to FASB ASC topic 718. The Compensation Committee may in the future consider the grant of restricted stock or other equity-based awards to our executive officers in lieu of stock option grants.

Compensation Policies and Practices as They Relate to Risk Management
We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on us. In addition, the Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks.
The Compensation Committee reviewed the elements of executive compensation to determine whether any portion of executive compensation encouraged excessive risk taking and concluded:

•
significant weighting towards long-term incentive compensation discourages short-term risk taking, including use of multi-year vesting for equity awards which comprise the majority of compensation awards;

•	goals are set to focus mainly on key events related to the overall success of our product development rather than individual components;

•	vesting conditions imposed on option awards after performance targets are reached discourage short-term risk taking;

•	our anti-hedging and anti-pledging policies are important safeguard against excessive risk taking;

•	incentive awards are benchmarked to calculate reasonable overall compensation; and

•	as a biopharmaceutical business, we do not face the same level of risks associated with compensation for employees at financial services companies (traders and instruments with a high degree of risk).

Furthermore, as described above in “Compensation Discussion and Analysis,” compensation decisions include subjective considerations, which help to constrain the influence of formulae or objective factors on excessive risk taking.

Summary Compensation Table
The following table sets forth information regarding compensation earned during the years ended December 31, 2014, 2013 and 2012, by our principal executive officer, our principal financial officer, our three other most highly compensated executive officers serving as executive officers at December 31, 2014 and one former executive officer who departed from the Company during the fiscal year. We refer to these persons as our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus (1)($)	Option Awards(2)($)	Non-Equity Incentive Plan Compensation ($)(3)	Restricted Stock Unit Awards (4)($)	All Other Compensation ($)(5)		Total ($)
Charles J. Link, Jr., M.D.	2014	573,200		1,354,861	515,880	758,990	88,277	(6)	3,291,208
Chairman of the Board and	2013	540,800		1,160,397	297,440		37,721		2,036,358
Chief Executive and Scientific Officer	2012	515,000	28,325	583,090	283,250		42,753	(7)	1,452,418

Nicholas N. Vahanian, M.D.	2014	453,600		887,667	340,200	523,810	47,530	(8)	2,252,807
President and Chief Medical Officer	2013	420,000		673,779	189,000		27,405		1,310,184
	2012	400,000	18,000	333,195	180,000		27,740		958,935

John B. Henneman, III (9)	2014	90,000		2,990,967	—	936,108	—		4,017,075
Chief Financial Officer

Gordon H. Link, Jr. (10)	2014	221,400		336,379	77,490	121,866	190,659	(11)	947,794
Chief Financial Officer	2013	286,600		269,512	85,263		17,411		658,786
	2012	278,300	8,340	149,938	83,400		16,638		536,616

W. Jay Ramsey, M.D., Ph.D.	2014	312,200		401,786	163,905	145,384	18,966		1,042,241
Quality Assurance Officer	2013	283,800		224,593	85,140		16,602		610,135
	2012	272,900	7,368	108,288	73,683		15,928		478,167

Brian Wiley (12)	2014	262,500		338,917	118,125	121,866	15,356		856,764
Vice President of	2013	250,000		1,534,650	56,250		5,625		1,846,525
Business Development

(1)
In January 2013, the Board approved a discretionary supplemental bonus to the senior management team for their outstanding performance in 2012. For additional information, see the Compensation Discussion and Analysis beginning on page 27 of this proxy statement.

(2)
The assumptions we used in valuing options are described under the caption “Share-Based Compensation” in note 2(l) to our financial statements included in our Annual Report on Form 10-K filed March 16, 2015. This column reflects compensation expense that would be recorded under FASB ASC topic 718 as stock-based compensation in our financial statements for the indicated year in connection with options we granted in the indicated year, disregarding the effects of any estimate of forfeitures related to service-based vesting, if we had adopted the modified-prospective transition method of FASB ASC topic 718.

(3)
The amounts shown in this column represent the cash bonuses earned by the named executive officers with respect to the fiscal year under our performance-based cash bonus program. Amounts earned with respect to the fiscal year are generally paid in the first quarter of the following year. For additional information, see the Compensation Discussion and Analysis beginning on page 27 of this proxy statement.

(4)
The assumptions we used in valuing restricted stock unit (RSUs) awards are described under the caption “Share-Based Compensation” in note 2(l) to our financial statements included in our Annual Report on Form 10-K filed March 16, 2015. This column reflects compensation expense that would be recorded under FASB ASC topic 718 as stock-based compensation in our financial statements for the indicated year in connection with RSUs we granted in the indicated year.

(5)	Unless otherwise indicated, amounts in this column represent our contributions under our 401(k) plan.
(6)	Amount includes: (i) a $41,270 contribution under our 401(k) plan; and (ii) $47,007 in personal benefits received by Dr. Charles Link that we reimbursed or paid on his behalf in 2014, including rent.
(7)
Amount includes: (i) a $37,196 contribution under our 401(k) plan; and (ii) $5,557 in perquisites and personal benefits received by Dr. Charles Link that we reimbursed or paid on his behalf in 2012, including insurance and memberships.

(8)
Amount includes: (i) a $30,618 contribution under our 401(k) plan; and (ii) $16,912 in personal benefits received by Dr. Nicholas Vahanian that we reimbursed or paid on his behalf in 2014, including rent.

(9)	John B. Henneman's employment with us began on October 1, 2014. Mr. Henneman did not earn any compensation from us in 2013 or 2012.
(10)	Gordon Link's employment with us terminated on September 30, 2014.
(11)	Amount includes: (i) a $7,800 contribution under our 401(k) plan; (ii)$73,800 in cash severance; (iii) $25,000 in relocation payment; and (iv) $84,059 in unused PTO payment.
(12)	Brian Wiley's employment with us began on January 3, 2013. Mr. Wiley did not earn any compensation from us in 2012.

2014 Grants of Plan-Based Awards

		Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			All other Option Awards: Number of Securities Underlying Options (#)(2)	Restricted Stock Unit (RSU) Awards (#) (3)		Exercise or Base Price of Option Awards or RSU Awards ($/Sh)(4)	Grant Date Fair Value of Option Award(5)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Charles J. Link, Jr., M.D.	1/2/2014	—	343,920	343,920
	1/2/2014				108,750			21.38	$1,354,861
	1/2/2014					12,500	(6)	21.38	$267,250
	1/2/2014					23,000		21.38	$491,740
Nicholas N. Vahanian, M.D.	1/2/2014	—	226,800	226,800
	1/2/2014				71,250			21.38	$887,667
	1/2/2014					9,500	(6)	21.38	$203,110
	1/2/2014					15,000		21.38	$320,700
John B. Henneman, III	10/1/2014	—
	10/1/2014				209,250			22.95	$2,990,967
	10/1/2014					40,789		22.95	$936,108
Gordon H. Link, Jr.	1/2/2014	—	103,320	103,320
	1/2/2014				27,000			21.38	$336,379
	1/2/2014					5,700		21.38	$121,866
W. Jay Ramsey, M.D., Ph.D.	1/2/2014	—	109,270	109,270
	1/2/2014				32,250			21.38	$401,786
	1/2/2014					6,800		21.38	$145,384
Brian Wiley	1/2/2014	—	78,750	78,750
	1/2/2014				27,000			21.38	$338,917
	1/2/2014					5,700		21.38	$121,866

(1)
These columns show the possible target and maximum cash bonus payments to the named executive officers for the year ended December 31, 2014 under our performance-based cash bonus program, which is described in more detail in the Compensation Discussion and Analysis beginning on page 27 of this proxy statement. The actual cash bonus awards earned by the named executive officers for the year ended December 31, 2014 are set forth in the Summary Compensation Table above under the column entitled “Non-Equity Incentive Plan Compensation,” and the amounts set forth in these columns do not represent additional compensation paid to or earned by the named executive officers for the year ended December 31, 2014.

(2)
This column shows the number of shares of common stock underlying stock options granted to the named executive officers during the year ended December 31, 2014 under our 2009 Equity Incentive Plan. The stock options have a 10-year term and vest in equal monthly installments over the subsequent forty-eight months, subject to the recipient's continued employment with us through such vesting dates.

(3)
This column shows the number of shares of common stock underlying restricted stock units ("RSUs") granted to the named executive officers during the year ended December 31, 2014 under our 2009 Equity Incentive Plan. Unless otherwise indicated, the RSUs vest in four equal annual installments on the anniversary of grant.

(4)
This column shows the exercise price for the stock options granted to the named executive officers during the year ended December 31, 2014, which equals the fair value of our common stock on the date of grant.

(5)
This column shows the full grant date fair value of the stock and option awards granted to the named executive officers during the year ended December 31, 2014, calculated under FASB ASC Topic 718. The full grant date fair value is the amount that we recognize as stock-based compensation expense in our financial statements over the required service period of the award. For additional information, see note 2(l) to our financial statements included in our Annual Report on Form 10-K, filed March 16, 2015.

(6)	These RSUs were subject to immediate vesting.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

The value and amount of stock options awarded to Mr. Brian Wiley in 2013 and Mr. John B. Henneman, III, as shown in the table of Summary Compensation under the heading "Options Awards" and in the table of Grant of Plan-Based Awards under the heading "All Other Options Awards: Number of Securities Underlying Options", in each case reflects an initial stock option award upon such executive's start of employment with us intended to align the executive's equity holdings in us with the general level of equity holdings of executives with similar roles and responsibilities at similarly situated companies. In contrast, the value and amount of stock options granted to our other named executive officers reflect annual, or "refresh", stock option grants. Accordingly, the value and amount of stock options awarded to Mr. Wiley and Mr. Henneman are relatively higher, considering each executive's role with us, than the value and amount of stock options awarded to our other named executive officers.
The amount of salary and bonus for each of our named executive officers in proportion to his total compensation, and the factors that the Compensation Committee considered in determining the proportion, are discussed under the heading "Compensation Discussion and Analysis" above.
We have entered into employment agreements with each of the named executive officers. The material terms of the agreements for the named executive officers currently employed by us are summarized below.
Employment Agreement with Dr. Charles Link
On December 6, 2010, we entered into an employment agreement with Dr. Charles Link in connection with his employment as Chief Executive Officer. Pursuant to the employment agreement, as amended on August 13, 2013, Dr. Link earns an annual base salary, which is subject to annual review and adjustment by the Board. Currently, Dr. Link earns an annual base salary of $573,200. Dr. Link is also eligible to receive an annual performance bonus based on his achievement of certain milestones and performance objectives. Currently, Dr. Link's target bonus is set at 60% of his annual base salary.
The employment agreement with Dr. Link also provides that his employment with us is at-will and may be altered or terminated by either Dr. Link or us at any time. However, if we terminate Dr. Link's employment without just cause or if he resigns for good reason (other than in connection with a change-in-control of us), as long as Dr. Link executes a general release in favor of us, he will be entitled to receive certain payments and other benefits, which are described in more detail under the heading “Potential Payments Upon Termination or Change in Control” beginning on page 46 of this proxy statement.
The employment agreement with Dr. Link further provides that if we (or any surviving or acquiring corporation) terminate Dr. Link's employment without just cause or if he resigns for good reason within one month prior to or 13 months following the effective date of a change-in-control, as long as Dr. Link executes a general release in favor of us (or any surviving or acquiring corporation), he will be entitled to receive certain payments and other benefits, which are described in more detail under the heading “Potential Payments Upon Termination or Change in Control” beginning on page 46 of this proxy statement.
Employment Agreement with Dr. Nicholas Vahanian
On November 22, 2010, we entered into an employment agreement with Dr. Nicholas Vahanian in connection with his employment as President and Chief Medical Officer. Pursuant to the employment agreement, as amended August 13, 2013, Dr. Vahanian earns an annual base salary, which is subject to annual review and adjustment by the Board. Currently, Dr. Vahanian earns an annual base salary of $453,600. Dr. Vahanian is also eligible to receive an annual performance bonus based on his achievement of certain milestones and performance objectives. Currently, Dr. Vahanian's target bonus is set at 50% of his annual base salary.
The employment agreement with Dr. Vahanian also provides that his employment with us is at-will and may be altered or terminated by either Dr. Vahanian or us at any time. However, if we terminate Dr. Vahanian's employment without just cause or if he resigns for good reason (other than in connection with a change-in-control of us), as long as Dr. Vahanian executes a general release in favor of us, he will be entitled to receive certain payments and other benefits, which are described in more detail under the heading “Potential Payments Upon Termination or Change in Control” beginning on page 46 of this proxy statement.
The employment agreement with Dr. Vahanian further provides that if we (or any surviving or acquiring corporation) terminate Dr. Vahanian's employment without just cause or if he resigns for good reason within one month prior to or 13 months following the effective date of a change-in-control, as long as Dr. Vahanian executes a general release in favor of us (or any surviving or acquiring corporation), he will be entitled to receive certain payments and other benefits, which are described in more detail under the heading “Potential Payments Upon Termination or Change in Control” beginning on page 46 of this proxy statement.
Offer Letter with John B. Henneman, III
In October 2014, John B. Henneman, III joined the Company as its Executive Vice President and Chief Financial Officer pursuant to an offer letter between Mr. Henneman and the Company. Under the terms of the offer letter, Mr. Henneman will receive an annual salary of $360,000 with an opportunity to earn a bonus of up to 40% of his base salary. Upon the start of his employment, Mr. Henneman was granted an option to purchase 209,250 shares of common stock and 40,789 RSUs under the Company’s 2009 Equity Incentive Plan. The option will vest with respect to 25% of the underlying shares on the one year anniversary of his start of employment and with respect to the remaining 75% of the underlying shares in equal monthly installments over the following three years. The RSUs will vest in four equal installments on each of the first through fourth annual anniversaries of his start of employment. The vesting of the foregoing awards is subject to certain acceleration upon Mr. Henneman’s termination by the Company without cause, or by Mr. Henneman for good reason, in connection with a change of control of the Company, as described in more detail under the heading “Potential Payments Upon Termination or Change in Control” beginning on page 46 of this proxy statement. Mr. Henneman will be eligible to participate in the Company’s 2009 Equity Incentive Plan and the Company’s 2010 Employee Stock Purchase Plan. The offer letter with Mr. Henneman further provides that he will be eligible to participate in the Company’s 401(k) plan, and the Company will make a contribution on each pay period equal to 3% of Mr. Henneman’s base salary per pay period, up to a maximum of $7,800 in annual contributions. In addition, Mr. Henneman will be eligible to participate in other benefit programs generally available to all employees of the Company.

Employment Agreement with Dr. W. Jay Ramsey
On November 22, 2010, we entered into an employment agreement with Dr. W. Jay Ramsey in connection with his employment as Quality Assurance and Quality Control Officer. Pursuant to the employment agreement, as amended August 13, 2013, Dr. Ramsey earns an annual base salary, which is subject to annual review and adjustment by the Board. Currently, Dr. Ramsey earns an annual base salary of $312,200. Dr. Ramsey is also eligible to receive an annual performance bonus based on his achievement of certain milestones and performance objectives. Currently, Dr. Ramsey's target bonus is set at 35% of his annual base salary.
The employment agreement with Dr. Ramsey also provides that his employment with us is at-will and may be altered or terminated by either Dr. Ramsey or us at any time. However, if we terminate Dr. Ramsey's employment without just cause or if he resigns for good reason (other than in connection with a change-in-control of us), as long as Dr. Ramsey executes a general release in favor of us, he will be entitled to receive certain payments and other benefits, which are described in more detail under the heading “Potential Payments Upon Termination or Change in Control” beginning on page 46 of this proxy statement.
The employment agreement with Dr. Ramsey further provides that if we (or any surviving or acquiring corporation) terminate Dr. Ramsey's employment without just cause or if he resigns for good reason within one month prior to or 13 months following the effective date of a change-in-control, as long as Dr. Ramsey executes a general release in favor of us (or any surviving or acquiring corporation), he will be entitled to receive certain payments and other benefits, which are described in more detail under the heading “Potential Payments Upon Termination or Change in Control” beginning on page 46 of this proxy statement.
Employment Agreement with Mr. Brian Wiley
On March 11, 2014, we entered into an employment agreement with Mr. Brian Wiley in connection with his employment as Vice President of Business Development. Pursuant to the employment agreement, Mr. Wiley earns an annual base salary, which is subject to annual review and adjustment by the Board. Currently, Mr. Wiley earns an annual base salary of $262,500. Mr. Wiley is also eligible to receive an annual performance bonus based on his achievement of certain milestones and performance objectives. Currently, Mr. Wiley's target bonus is set at 30% of his annual base salary.
The employment agreement with Mr. Wiley also provides that his employment with us is at-will and may be altered or terminated by either Mr. Wiley or us at any time. However, if we terminate Mr. Wiley's employment without just cause or if he resigns for good reason (other than in connection with a change-in-control of us), as long as Mr. Wiley executes a general release in favor of us, he will be entitled to receive certain payments and other benefits, which are described in more detail under the heading “Potential Payments Upon Termination or Change in Control” beginning on page 46 of this proxy statement.
The employment agreement with Mr. Wiley further provides that if we (or any surviving or acquiring corporation) terminate Mr. Wiley's employment without just cause or if he resigns for good reason within one month prior to or 13 months following the effective date of a change-in-control, as long as Mr. Wiley executes a general release in favor of us (or any surviving or acquiring corporation), he will be entitled to receive certain payments and other benefits, which are described in more detail under the heading “Potential Payments Upon Termination or Change in Control” beginning on page 46 of this proxy statement.

Option Exercises and RSU Vests in 2014

Name	Number of Shares Acquired on Exercise or RSU Vest(#)	Value Realized on Exercise or Vest ($)
Charles J. Link, Jr. M.D.	12,500	$275,250

Gordon Link	500	$10,375
	500	$17,445
	8,500	$409,955
	2,500	$90,950
	1,000	$31,330
	5,700	$122,094

William J. Ramsey, M.D. Ph.D.	10,000	$189,500
	30,000	$804,000
	1,699	$35,985
	2,500	$45,400
	2,434	$40,088
	66	$1,131
	2,500	$60,175
	1,428	$25,433
	1,561	$30,205
	2,500	$39,875
	5,000	$124,350
	2,419	$79,392
	801	$16,965
	1,072	$14,879
	939	$18,170
	7,581	$249,794

Nicholas N. Vahanian, M.D.	25,322	$504,414
	4,635	$92,329
	18,664	$463,614
	15,000	$523,350
	43	$912
	9,500	$209,190

Brian Wiley	8,481	$120,091
	1,519	$21,509
	10,000	$180,800
	10,000	$232,300
	5,000	$112,350
	20,000	$481,200

Outstanding Equity Awards at December 31, 2014
The following table provides information about outstanding stock options and restricted stock units (RSUs) held by each of our named executive officers at December 31, 2014. All of these options or RSUs were granted under our 2000 Equity Incentive Plan or our 2009 Equity Incentive Plan.

	Number of Shares Underlying Unexercised Options(1)			Number of Shares Underlying Unvested Restricted Stock Units (2)	Option Grant Date	Option Exercise Price	Option Expiration Date

	(#) Exercisable		(#) Unexercisable (3)

Charles J. Link, Jr., M.D.	2,564	(4)(8)	—		6/1/2007	$0.80	1/21/2019
	264,474	(4)(6)	—		6/1/2007	$4.20	5/13/2019
	468,037	(4)(6)	—		12/4/2009	$2.10	5/13/2019
	428,571		—		1/1/2009	$2.97	12/4/2019
	42,855		7,937		4/14/2011	$7.00	4/13/2021
	44,446		—		4/14/2011	$7.00	4/13/2021
	—		9,385		1/19/2012	$6.87	1/18/2022
	102,083		28,532		1/19/2012	$6.87	1/18/2022
	—		10,012		1/14/2013	$11.79	1/13/2023
	74,270		70,718		1/14/2013	$11.79	1/13/2023
	—		5,162		1/2/2014	$21.38	1/1/2024
	24,921	(5)	78,667		1/2/2014	$21.38	1/1/2024
				23,000	1/2/2014	$21.38

Nicholas N. Vahanian, M.D.	2,521		—		10/18/2002	$0.80	7/15/2018
	145,451	(4)(7)	—		6/1/2007	$2.10	5/12/2019
	129,923		—		6/1/2007	$2.10	5/12/2019
	45,160		—		12/4/2009	$2.97	12/3/2019
	335,792		—		12/4/2009	$2.97	12/3/2019
	190,476		—		3/3/2010	$3.07	3/2/2020
	10,714		3,572		4/14/2011	$7.00	4/13/2021
	28,571		—		4/14/2011	$7.00	4/13/2021
	3,576		12,583		1/19/2012	$6.87	1/18/2022
	54,757		9,084		1/19/2012	$6.87	1/18/2022
	—		9,385		1/14/2013	$11.79	1/13/2023
	43,125		37,490		1/14/2013	$11.79	1/13/2023
	—		5,128		1/2/2014	$21.38	1/1/2024
	16,328	(5)	49,794		1/2/2014	$21.38	1/1/2024
				15,000	1/2/2014	$21.38

John B. Henneman, III	—		17,428		10/1/2014	$22.95	9/30/2024

	—		191,822		10/1/2014	$22.95	9/30/2024
				40,789	10/1/2014	$22.95

Gordon H. Link, Jr. (10)	53,739		—		8/6/2008	$2.10	8/5/2018
	4,761		—		3/3/2010	$3.07	3/2/2020
	346		—		1/8/2011	$0.80	1/7/2021
	36,938		—		4/14/2011	$7.00	4/13/2021
	32,300		—		4/14/2011	$7.00	4/13/2021
	36,000		—		1/19/2012	$6.87	1/18/2022
	36,000		—		1/14/2013	$11.79	1/13/2023
	27,000		—		1/2/2014	$21.38	1/1/2024

W. Jay Ramsey, M.D., Ph.D.	3,968		1,588		4/14/2011	$7.00	4/13/2021
	8,268		7,042		1/19/2012	$6.87	1/18/2022
	3,109		—		1/19/2012	$6.87	1/18/2022
	711		11,876		1/14/2013	$11.79	1/13/2023
	13,664		3,749		1/14/2013	$11.79	1/13/2023
	—		5,371		1/2/2014	$21.38	1/1/2024
	7,390	(5)	19,489		1/2/2014	$21.38	1/1/2024
				6,800	1/2/2014	$21.38

Brian Wiley	—		21,212		1/14/2013	$11.79	1/13/2023
	42,750		85,038		1/14/2013	$11.79	1/13/2023
	—		2,896		1/2/2014	$21.38	1/1/2024
	6,187	(5)	17,917		1/2/2014	$21.38	1/1/2024
				5,700	1/2/2014	$21.38

(1)
Unless otherwise indicated, these options have a 10-year term and vest over a four-year period, with 25% of the options vesting on the first anniversary of the vesting commencement date and the remaining 75% of the options vesting in equal monthly installments thereafter over the next three years, subject to the recipient's continued employment with us through such vesting dates.

(2)
Unless otherwise indicated, these restricted stock units vest annually over a four-year period, with 25% vesting on each of the first, second, third and fourth anniversaries, subject to the recipient's continued employment with us through such vesting dates.

(3)	This column shows options that were unvested as of December 31, 2014.
(4)
These options vest over a five-year period, with 20% of the options vesting on the first anniversary of the vesting commencement date and the remaining 80% of the options vesting in equal monthly installments thereafter over the next four years, subject to the recipient's continued employment with us through such vesting dates.

(5)	These options vest in equal monthly installments over 48 months.
(6)
Dr. Charles Link was granted a total option of 732,511 shares at $2.10 per share, which was amended on July 1, 2010 and split into separate grants of 468,037 with a price of $2.10 and 264,474 with a price of $4.20.

(7)
Dr. Nicholas Vahanian was granted a total option of 331,296 shares at $2.10 per share, which was amended on July 1, 2010 and split into separate grants of 313,673 with a price of $2.10 and 17,624 with a price of $4.20.

(8)
This number represents outstanding stock options to purchase our stock that were issued on January 7, 2011 in exchange for options to purchase stock in our subsidiary, BioProtection Systems Corporation.

(9)	Mr. Gordon Link's employment terminated on September 30, 2014 and as a condition of his separation agreement, all of his outstanding stock options vested immediately.

Potential Payments Upon Termination or Change in Control
Under the terms of employment agreements with certain of our named executive officers, if we terminate such named executive officer's employment for “cause” or such named executive officer resigns without “good reason,” such named executive officer is entitled to the following: (i) any salary earned but unpaid prior to termination, (ii) any benefits accrued prior to termination, (iii) all accrued but unused vacation and (iv) any business expenses that were incurred but not reimbursed as of the date of termination (collectively, the “Accrued Obligations”). Following such termination, vesting of such named executive officer's then outstanding stock options shall cease on the date of such termination.
Under the terms of employment agreements with such named executive officers, if we terminate such named executive officer's employment without cause or such named executive officer resigns with good reason (other than in connection with a change in control), and in each case such named executive officer signs a general release and written acknowledgment of his continuing obligations under his confidentiality and inventions assignment agreement with us, such named executive officer is entitled to the following: (i) payment of the Accrued Obligations; (ii) depending on the named executive officer and as described in the tables below, the equivalent of 24, 18 or 6 months of such named executive officer's base salary as in effect immediately prior to the termination date, payable on the same basis and at the same time as previously paid and subject to employment tax withholdings and deductions; (iii) for certain of the named executive officers and as described in the tables below, a bonus payout equal to the most recent annual bonus paid to the named executive officer; and (iv) depending on the named executive officer and as described in the tables below, payment of such named executive officer's COBRA premiums for 24, 18, 12 or 6 months to be paid in order for such named executive officer to maintain medical insurance coverage that is substantially equivalent to that which such named executive officer received immediately prior to the termination payment of premiums for his group health insurance. In the event that such named executive officer breaches his confidentiality, non-compete or non-solicitation obligations under his confidentiality and inventions assignment agreement with us, the payments described above, except for the Accrued Obligations, shall cease, and we shall have no further obligations to such named executive officer with respect thereto. Our obligation to pay such named executive officer's COBRA premiums ceases upon such named executive officer's eligibility for comparable coverage provided by a new employer.

Under the terms of the employment agreements with the named executive officers, if we (or any surviving or acquiring corporation) terminate a named executive officer's employment without cause or a named executive officer resigns with good reason within one month prior to or 13 months following the effective date of a change in control (either constituting a “Change of Control Termination”), and in each case such named executive officer signs a general release and written acknowledgment of his continuing obligations under his confidentiality and inventions assignment agreement with us, such named executive officer is entitled to the following: (i) payment of the Accrued Obligations; (ii) depending on the named executive officer and as described in the tables below, the equivalent of 24, 18 or 12 months of such named executive officer's base salary as in effect immediately prior to the termination date, payable on the same basis and at the same time as previously paid and subject to employment tax withholdings and deductions; (iii) depending on the named executive officer and as described in the tables below, a bonus payout equal to two, one and one-half or one times the most recent annual cash bonus paid to the named executive officer; (vi) depending on the named executive officer as described in the tables below, payment of such named executive officer's COBRA premiums for 18 or 12 months to be paid in order for such named executive officer to maintain medical insurance coverage that is substantially equivalent to that which such named executive officer received immediately prior to the termination payment of premiums for his group health insurance; and (v) we will vest 100% of the shares subject to such named executive officer's options and such vesting shall occur upon the occurrence of the change of control in the case of a Change of Control Termination occurring prior to the change in control or upon termination in the case of a Change of Control Termination occurring after the change of control. If a named executive officer breaches his confidentiality, non-compete or non-solicitation obligations under his confidentiality and inventions assignment agreement with us, the payments described above, except for the Accrued Obligations, shall cease, and we shall have no further obligations to such named executive officer with respect thereto. Our obligation to pay such named executive officer's COBRA premiums ceases upon such named executive officer's eligibility for comparable coverage provided by a new employer.
The following tables reflect the estimated potential payments that would be payable to each named executive officer, upon a termination or change-in-control of us under the terms of his employment agreement. The amounts shown below reflect only the additional payments or benefits that each named executive officer would have received upon the occurrence of the respective triggering events listed below; they do not include the value of payments or benefits that would have been earned, or any amounts associated with equity awards that would have vested, absent the triggering event. For purposes of calculating the potential payments set forth in the tables below, we have assumed that (i) the date of termination was December 31, 2014 and (ii) the stock price was $39.75.

Charles J. Link, Jr., M.D.	Termination For Just Cause or Resignation Without Good Reason		Termination Without Just Cause or Resignation With Good Reason		Termination Without Just Cause or Resignation With Good Reason (in connection with a Change in Control)
Cash Payments
Cash Severance	—		$1,662,280	(1)	$2,178,160	(2)
Long-Term Incentives
Stock Options (Unvested and Accelerated)	—		—		$6,218,047	(3)
Benefits and Perquisites
Accrued Obligations	$202,820	(4)	$202,820	(4)	$202,820	(4)
Benefits Continuation	—		$17,934	(5)	$17,934	(5)

Total Payments Upon Termination	$202,820		$1,883,034		$8,616,961

(1)	Amount represents 24 months of his base salary then in effect and an amount equal to one times his most recent annual bonus.

(2)	Amount represents 24 months of his base salary then in effect and an amount equal to two times his most recent annual bonus.

(3)
Amount represents the in-the-money value of unvested stock options as of December 31, 2014, using the value of our common stock on December 31, 2014 based on the value of our common stock used for purposes of calculating compensation expense under FASB ASC topic 718. The number of shares underlying such stock options and the exercise price thereof are reflected in the columns entitled “Number of Shares Underlying Unexercised Options-Unexercisable” and “Option Exercise Price,” respectively, in the “Outstanding Equity Awards at December 31, 2014” table set forth on page 44 of this proxy statement.

(4)	Amount represents $202,820 in accrued vacation.

(5)	Amount represents 18 months of COBRA premiums.

Nicholas N. Vahanian, M.D.	Termination For Just Cause or Resignation Without Good Reason		Termination Without Just Cause or Resignation With Good Reason		Termination Without Just Cause or Resignation With Good Reason (in connection with a Change in Control)
Cash Payments
Cash Severance	—		$1,020,600	(1)	$1,190,700	(2)
Long-Term Incentives
Stock Options (Unvested and Accelerated)	—		—		$3,745,186	(3)
Benefits and Perquisites
Accrued Obligations	$137,890	(4)	$137,890	(4)	$137,890	(4)
Benefits Continuation	—		$17,934	(5)	$17,934	(5)

Total Payments Upon Termination	$137,890		$155,824		$5,091,710

(1)	Amount represents 18 months of his base salary then in effect and an amount equal to one times his most recent annual bonus.

(2)	Amount represents 18 months of his base salary then in effect and an amount equal to 1.5 times his most recent annual bonus.

(3)
Amount represents the in-the-money value of unvested stock options as of December 31, 2014, using the value of our common stock on December 31, 2014 based on the value of our common stock used for purposes of calculating compensation expense under FASB ASC topic 718. The number of shares underlying such stock options and the exercise price thereof are reflected in the columns entitled “Number of Shares Underlying Unexercised Options-Unexercisable” and “Option Exercise Price,” respectively, in the “Outstanding Equity Awards at December 31, 2014” table set forth on page 44 of this proxy statement.

(4)	Amount represents $137,890 in accrued vacation.

(5)	Amount represents 18 months of COBRA premiums.

John B. Henneman, III	Termination For Just Cause or Resignation Without Good Reason	Termination Without Just Cause or Resignation With Good Reason	Termination Without Just Cause or Resignation With Good Reason (in connection with a Change in Control)
Cash Payments
Cash Severance	—	$—
Long-Term Incentives
Stock Options (Unvested and Accelerated)	—	—	$5,136,763	(1)
Benefits and Perquisites
Accrued Obligations	$—	$—	$—
Benefits Continuation	—	$—	$—

Total Payments Upon Termination	$—	$—	$5,136,763

(1)
Amount represents the in-the-money value of unvested NewLink stock options as of December 31, 2014, using the value of our common stock on December 31, 2014 based on the value of our common stock used for purposes of calculating compensation expense under FASB ASC topic 718. The number of shares underlying such stock options and the exercise price thereof are reflected in the columns entitled “Number of Shares Underlying Unexercised Options-Unexercisable” and “Option Exercise Price,” respectively, in the “Outstanding Equity Awards at December 31, 2014” table set forth on page 44 of this proxy statement.

W. Jay Ramsey, M.D., Ph.D.	Termination For Just Cause or Resignation Without Good Reason		Termination Without Just Cause or Resignation With Good Reason		Termination Without Just Cause or Resignation With Good Reason (in connection with a Change in Control)
Cash Payments
Cash Severance	—		$156,100	(1)	$476,105	(2)
Long-Term Incentives
Stock Options (Unvested and Accelerated)	—		—		$1,447,401	(3)
Benefits and Perquisites
Accrued Obligations	$46,085	(4)	$46,085	(4)	$46,085	(4)
Benefits Continuation	—		$7,562	(5)	$7,562	(6)

Total Payments Upon Termination	$46,085		$209,747		$1,977,153

(1)	Amount represents six months of his base salary then in effect.

(2)	Amount represents 12 months of his base salary then in effect and an amount equal to one times his most recent annual bonus.

(3)
Amount represents the in-the-money value of unvested NewLink stock options as of December 31, 2014, using the value of our common stock on December 31, 2014 based on the value of our common stock used for purposes of calculating compensation expense under FASB ASC topic 718. The number of shares underlying such stock options and the exercise price thereof are reflected in the columns entitled “Number of Shares Underlying Unexercised Options-Unexercisable” and “Option Exercise Price,” respectively, in the “Outstanding Equity Awards at December 31, 2014” table set forth on page 44 of this proxy statement.

(4)	Amount represents $46,085 in accrued vacation.

(5)	Amount represents six months of COBRA premiums.

(6)	Amount represents 12 months of COBRA premiums.

Brian Wiley	Termination For Just Cause or Resignation Without Good Reason		Termination Without Just Cause or Resignation With Good Reason		Termination Without Just Cause or Resignation With Good Reason (in connection with a Change in Control)
Cash Payments
Cash Severance	—		$131,250	(1)	$262,500	(2)
Long-Term Incentives
Stock Options (Unvested and Accelerated)	—		—		$3,579,660	(3)
Benefits and Perquisites
Accrued Obligations	$8,246	(4)	$8,246	(4)	$8,246	(4)
Benefits Continuation	—		$5,978	(5)	$11,956	(6)

Total Payments Upon Termination	$8,246		$145,474		$3,862,362

(1)	Amount represents six months of his base salary then in effect.

(2)	Amount represents 12 months of his base salary then in effect.

(3)
Amount represents the in-the-money value of unvested NewLink stock options as of December 31, 2014, using the value of our common stock on December 31, 2014 based on the value of our common stock used for purposes of calculating compensation expense under FASB ASC topic 718. The number of shares underlying such stock options and the exercise price thereof are reflected in the columns entitled “Number of Shares Underlying Unexercised Options-Unexercisable” and “Option Exercise Price,” respectively, in the “Outstanding Equity Awards at December 31, 2014” table set forth on page 44 of this proxy statement.

(4)	Amount represents $8,246 in accrued vacation.

(5)	Amount represents six months of COBRA premiums.

(6)	Amount represents 12 months of COBRA premiums.

Option Acceleration Under Equity Incentive Plans
Under our 2009 Equity Incentive Plan, the vesting of stock options granted to our employees and officers may be accelerated in connection with specified corporate transactions and change in control transactions.
Under the terms of the employment agreements with the named executive officers, if we (or any surviving or acquiring corporation) terminate a named executive officer's employment without just cause or a named executive officer resigns with good reason within one month prior to or 13 months following the effective date of a change in control, we will vest 100% of the shares subject to such named executive officer's options.

In addition, under our 2010 Non-Employee Directors' Stock Award Plan, in the event of a change in control, we will vest 100% of the shares subject to each Director's options.
Other than as set forth above, none of our other option grants provide for acceleration of vesting of any options in connection with such a transaction, except for certain options originally granted under our 2000 Equity Incentive Plan that may vest upon a change in control if the acquirer does not assume outstanding option grants.
Confidential Information and Inventions Agreement
Each of our named executive officers has entered into a form agreement with respect to confidential information and inventions. Among other things, this agreement obligates each named executive officer to refrain from disclosing any of our confidential information received during the course of employment and, with some exceptions, to assign to us any inventions conceived or developed during the course of employment.

Non-Employee Director Compensation
The following table shows certain information with respect to the compensation of all of our non-employee directors for the fiscal year ended December 31, 2014.

2014 Director Compensation

Name	Cash Compensation (1)	Option Awards ($) (2)		Restricted Stock Unit Awards ($) (3)		Total ($)
Thomas A. Raffin, M.D.	$92,500	$105,765	(4)	$126,641	(5)	$324,906
Lota Zoth	$81,500	$105,765	(6)	$126,641	(5)	$313,906
Ernest J. Talarico, III	$75,000	$105,765	(7)	$126,641	(5)	$307,406
Joseph Saluri	$69,000	$105,765	(8)	$126,641	(5)	$301,406
Paul Edick	$71,000	$105,765	(9)	$126,641	(5)	$303,406

(1)
Cash compensation paid quarterly based on $50,000 for all Non-Employee Directors with additional cash compensation of $15,000 for Lead Independent Director, $20,000, $17,500 and $10,000 for the Chairs of the Audit, Compensation and Nominating and Corporate Governance Committees, respectively; and $13,500, $11,500 and $7,500 for members of the Audit, Compensation and Nominating and Corporate Governance Committees, respectively.

(2)
The amounts shown in this column represent the aggregate full grant date fair value calculated in accordance with FASB ASC Topic 718 for stock awards granted during the fiscal year to the non-employee directors. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions used to calculate these amounts, see note 2(l) to our financial statements included in our Annual Report on Form 10-K, filed March 16, 2015.

(3)
The assumptions we used in valuing restricted stock unit (RSUs) awards are described under the caption “Share-Based Compensation” in note 2(l) to our financial statements included in our Annual Report on Form 10-K filed March 16, 2015. This column reflects compensation expense that would be recorded under FASB ASC topic 718 as stock-based compensation in our financial statements for the indicated year in connection with RSUs we granted in the indicated year.

(4)	Grant date fair value of 8,831 options granted in 2014: $105,765. Total number of shares subject to stock options outstanding as of December 31, 2014: 145,786 shares.
(5)
Grant date fair value of 5,944 RSUs granted in 2014: $126,641. This included 3,000 immediate vest RSUs and 2,944 RSUs that will vest on the earlier of (i) the first anniversary of grant date or (ii) the 2015 Annual Meeting, whichever occurs first.

(6)	Grant date fair value of 8,831 options granted in 2014: $105,765. Total number of shares subject to stock options outstanding as of December 31, 2014: 32,302 shares.
(7)	Grant date fair value of 8,831 options granted in 2014: $105,765. Total number of shares subject to stock options outstanding as of December 31, 2014: 120,142 shares.
(8)	Grant date fair value of 8,831 options granted in 2014: $105,765. Total number of shares subject to stock options outstanding as of December 31, 2014: 52,471 shares.
(9)	Grant date fair value of 8,831 options granted in 2014: $105,765. Total number of shares subject to stock options outstanding as of December 31, 2014: 35,807 shares.

Our Our Non-Employee Directors Stock Award Plan, or Directors' Plan, became effective upon closing of our initial public offering. Under the Directors' Plan, for service on the Board, each non-employee director receives an initial option grant of 20,000 shares of our common stock, of which 33% vests on the first anniversary of the director's election or appointment and the remainder vests on a monthly basis over the subsequent two years. Additionally, each non-employee director receives, during the term of his or her service on the Board, an annual option grant of 12,000 shares. 100% of the shares subject to the annual grants will vest on the earlier of (i) the first anniversary of the date of grant and (ii) the date of the first annual meeting following the date of grant, in each case subject to continued service with us. In March 2014, the Board approved in principle a modification to the Directors’ Plan whereby the annual option grant of 12,000 shares would be replaced by a grant of RSUs and stock options with a combined value of $250,000 based on the fair market value of the awards on the date of grant. The RSUs and stock options would be granted in the relative proportion of 25% and 75%, calculated based on the value of the awards on the date of grant.

In January 2014, the Board granted each non-employee director 3,000 RSUs. This grant was made in anticipation of the adoption of the director stock ownership guidelines described immediately below.

Director Stock Ownership Guidelines
In March 2014, the Board adopted stock ownership guidelines for non-employee directors. These guidelines anticipate that each director will, by December 31, 2018, hold shares of common stock representing at least $150,000 worth of common stock or 10,000 shares, whichever is less.

Commencing in 2012, we paid annual cash retainers to directors (other than executive officers) at the amounts set forth in the following table. In 2012, the Compensation Committee and the Board retained Radford to provide recommendations with respect to the cash retainers for Board and Committee service. In light of the increased scrutiny on executive compensation and the increased regulations related to Dodd-Frank, and in anticipation of the increased workload over the upcoming few years, Radford recommended increases in the cash retainer of the Compensation Committee and Nominating and Corporate Governance Committee. The Board has accepted these increases which became effective January 1, 2013 as presented in the following table:

	2012	2013
All Directors (other than executive officers)	$50,000	$50,000
Lead Independent Director	$15,000	$15,000
Audit Committee Chair	$20,000	$20,000
Other Audit Committee Members	$13,500	$13,500
Compensation Committee Chair	$14,000	$17,500
Other Compensation Committee Members	$7,500	$11,500
Nominating and Corporate Governance Committee Chair	$7,500	$10,000
Other Nominating and Corporate Governance Committee Members	$5,000	$7,500

Payments for service as lead director, committee chair or committee member are in addition to payment for service as a director. Payments are made quarterly on the first day of the quarter.
We have reimbursed and will continue to reimburse our non-employee directors for their reasonable expenses incurred in attending meetings of the Board and committees of the Board.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

We have not been a party since January 1, 2013 to any transactions, in which the amount involved in the transaction exceeds $120,000, and in which any of our directors, executive officers or to our knowledge, beneficial owners of more than 5% of our capital stock had or will have a direct or indirect material interest, other than compensation, termination and change-in-control arrangements, which are described in more detail in the Compensation Discussion and Analysis beginning on page 27 of this proxy statement.
Policies and Procedures for Related Person Transactions

The Board of Directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to the Audit Committee of the Board. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the Audit Committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the Audit Committee will review, and, in its discretion, may ratify the related person transaction. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the committee after full disclosure of the related person's interest in the transaction. As appropriate for the circumstances, the Audit Committee will review and consider:

•	the related person's interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person's interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unaffiliated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•
any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Audit Committee may approve or ratify the transaction only if the committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent, with our best interests. The committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC's related person transaction disclosure rule, the Board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•
interests arising solely from the related person's position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction or (c) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual consolidated gross revenues of our receiving payment under the transaction; and

•	a transaction that is specifically contemplated by provisions of our certificate of incorporation or by-laws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the Compensation Committee in the manner specified in its charter.

Limitation of Liability and Indemnification

Our amended and restated bylaws require us to indemnify our directors to the fullest extent not prohibited by law and permit us to indemnify our officers, employees and other agents as set forth under Delaware law. We will indemnify any such person in connection with a proceeding initiated by such person only if such indemnification is expressly required by law, the proceeding was authorized by the Board, the indemnification is provided by us, in our sole discretion, pursuant to the Delaware General Corporation Law or other applicable law or is otherwise expressly required by our amended and restated bylaws. Section 145 of the Delaware General Corporation Law permits indemnification of officers, directors and other agents under specified circumstances and subject to specified limitations. Delaware law also permits a corporation not to hold its directors personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for:

•	breach of their duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions; and

•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission.

Our amended and restated bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in this capacity. We have obtained directors' and officers' liability insurance to cover certain liabilities described above.

We have entered into indemnity agreements with each of our directors that require us to indemnify such persons against any and all expenses, including attorneys' fees, witness fees, judgments, fines, settlements and other amounts incurred, including expenses of a derivative action, in connection with any action, suit or proceeding or alternative dispute resolution mechanism, inquiry hearing or investigation, whether threatened, pending or completed, to which any such person may be made a party by reason of the fact that such person is or was one of our directors, officers or employees, provided that such person's conduct did not constitute a breach of his or her duty of loyalty to us or our stockholders, and was not an act or omission not in good faith or which involved intentional misconduct or a knowing violation of laws. The indemnity agreements also set forth procedures that will apply in the event of a claim for indemnification thereunder. We believe that these provisions and agreements are necessary to attract and retain qualified persons as our directors.

At present, there is no pending litigation or proceeding involving any or our directors or officers for which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted by directors, executive officers or persons controlling us, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are NewLink Genetics Corporation stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or NewLink Genetics Corporation. Direct your written request to Corporate Secretary, NewLink Genetics Corporation, 2503 South Loop Drive, Ames, IA 50010 or contact Corporate Secretary at 515-598-2561. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors
/s/ John B. Henneman, III
John B. Henneman, III
Secretary
March 19, 2015
A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2014 is available without charge upon written request to: Corporate Secretary, NewLink Genetics Corporation, 2503 South Loop Drive, Suite 5100, Ames, IA 50010.

NewLink Genetics Corporation

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_______________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 30, 2015.

Vote by Internet

- Go to **www.envisionreports.com/NLNK**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free **1-800-652-VOTE (8683)** within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card 1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET **OR** TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends that you vote "FOR" both nominees and "FOR" proposals 2 and 3.

Nominees:	For	Withhold		For	Withhold
01 - Ernest J. Talarico, III	☐	☐	02 - Lota S. Zoth	☐	☐

1. To elect the Board's nominees for director, Ernest J. Talarico, III and Lota S. Zoth, to serve until the 2018 Annual Meeting of Stockholders.

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

PLEASE SIGN BELOW exactly as name(s) appear at left and PRINT YOUR NAME BENEATH YOUR SIGNATURE. Indicate, where proper, official position or representative capacity. For stock held in joint tenancy, each joint tenant should sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 JNT

1 U P X 2 2 4 7 3 2 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

020GKC

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — NewLink Genetics Corporation

Notice of 2015 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — April 30, 2015

The undersigned hereby appoints John B. Henneman, III and Carl Langren, or either of them acting alone, with the full power of substitution, as proxies to represent and vote, as designated below, all shares of capital stock of NewLink Genetics Corporation registered in the name of the undersigned at the Annual Meeting of Stockholders to be held at the offices of NewLink Genetics Corporation, 2503 South Loop Drive, Suite 5100, Ames, IA 50010, on April 30, 2015, at 9:00 a.m. local time, and at all adjournments thereof. The undersigned hereby revokes all proxies previously granted with respect to such meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN FOR A PARTICULAR PROPOSAL OR NOMINEE WILL BE VOTED FOR SUCH PROPOSAL OR NOMINEE.

The Board of Directors recommends that you vote "FOR" both nominees and "FOR" proposals 2 and 3.

(Items to be voted appear on reverse side.)